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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

TRAVELCENTERS OF AMERICA LLC

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

&zwsp;	Payment of Filing Fee (Check the appropriate box):	&zwsp;
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined) :

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

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TRAVELCENTERS OF AMERICA LLC

Notice of 2015 Annual Meeting
of Shareholders and Proxy Statement

Thursday, May 28, 2015 at 9:30 a.m., local time
Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458

TRAVELCENTERS OF AMERICA LLC

It is our pleasure to invite you to join our Board of Directors and executive officers at TravelCenters of America LLC's 2015 Annual Meeting of Shareholders in Newton, Massachusetts. The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement will provide you with information about our Company and the matters to be voted on at the annual meeting.

We are committed to effectively communicating with our shareholders and explaining the matters to be addressed at our 2015 Annual Meeting of Shareholders. For example, this proxy statement includes a Question and Answer section with useful information that is responsive to questions shareholders often ask. We know that it is important to provide you the information you are looking for about our Company.

We provide in this proxy statement detailed information about the qualifications of our Directors and the Director nominees and why we believe that they are the right people to represent you. The proxy statement also includes a comprehensive Compensation Discussion and Analysis that clearly explains our executive compensation philosophy and practice.

The Board's responsibility to you is effective oversight and governance of the Company. We continue to appreciate that our shareholders have made an investment in the Company. With this in mind, during 2014, we adopted a Director share ownership policy. This policy has been incorporated into our Governance Guidelines, which can be found on our Company's website.

Your support is very important to us and to our Company and it is important that your shares be represented and voted at the meeting. Prior to the meeting, I encourage you to sign and return your proxy card or use telephone or Internet methods to authorize your proxy so that your shares will be represented and voted at the meeting.

Thank you for being a shareholder and for your continued trust and investment in the Company.

March 16, 2015

On behalf of the Board of Directors,

Lisa Harris Jones
Chair of the Nominating and Governance Committee

TRAVELCENTERS OF AMERICA LLC

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Thursday, May 28, 2015

9:30 a.m., local time

Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458

The Annual Meeting of Shareholders of TravelCenters of America LLC (the "Company") will be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458, on Thursday, May 28, 2015, at 9:30 a.m., local time. The purposes of the meeting are:

1.
to elect the two Director nominees identified in the accompanying proxy statement to the Company's Board of Directors;

2.
to approve the TravelCenters of America LLC 2015 Equity Compensation Plan;

3.
to hold an advisory vote to approve executive compensation;

4.
to ratify the appointment of McGladrey LLP as independent auditors of the Company to serve for the 2015 fiscal year; and

5.
to transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors set February 11, 2015 as the record date for the meeting. This means that owners of record of the common shares of the Company as of the close of business on that date are entitled to:

  •
  receive this notice of the meeting; and

  •
  vote at the meeting and any adjournments or postponements of the meeting.

You are invited to attend the 2015 Annual Meeting of Shareholders in person and we hope that you will be able to join us on May 28. To ensure that your vote is counted at the meeting, however, please vote or authorize a proxy as promptly as possible.

March 16, 2015

Newton, Massachusetts

By Order of the Board of Directors,

Jennifer B. Clark
Secretary

The Company encourages each shareholder to promptly sign and return the enclosed proxy card or to use telephone or Internet methods to authorize a proxy. See the "Voting Information" section on page 2 for information about authorizing a proxy by telephone or Internet, or how to attend the 2015 Annual Meeting of Shareholders and vote shares in person.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    1

VOTING INFORMATION

WE WANT TO HEAR FROM YOU – VOTE TODAY

As a shareholder of TravelCenters of America LLC, your vote is important. Please carefully review the proxy materials for the 2015 Annual Meeting of Shareholders and follow the instructions below to authorize a proxy to cast your vote on all of the voting matters.

Voting Matters and Board Recommendations

The Board's Recommendation

Election of Directors (page 11)	FOR
Approval of Equity Compensation Plan (page 55)	FOR
Advisory Vote to Approve Executive Compensation (page 62)	FOR
Ratification of Independent Auditors (page 63)	FOR

Advance Voting Methods

Even if you plan to attend the 2015 Annual Meeting of Shareholders in person, please authorize a proxy to vote your shares right away using one of the following advance voting methods (see page 4 for additional details). Make sure to have your proxy card or voting instruction form in hand and follow the instructions.

You can vote in advance in one of three ways:

Visit the website listed on your proxy card/voting instruction form to authorize a proxy VIA THE INTERNET.
Call the telephone number on your proxy card/voting instruction form to authorize a proxy BY TELEPHONE.
Sign, date and return your proxy card/voting instruction form to authorize a proxy BY MAIL.

Voting at the 2015 Annual Meeting of Shareholders

All shareholders of record may vote in person at the 2015 Annual Meeting of Shareholders, which will be held on Thursday, May 28, 2015 at 9:30 a.m., local time, at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458. Beneficial owners may vote in person at the meeting if they have a valid proxy, as described in the response to question 17 on page 9 of "Questions and Answers."

Important Note About Meeting Admission Requirements: If you plan to attend the meeting in person, see the answer to question 16 beginning on page 8 of "Questions and Answers" for important details on admission requirements.

 2     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

TRAVELCENTERS OF AMERICA LLC

24601 CENTER RIDGE ROAD, SUITE 200
WESTLAKE, OHIO 44145

March 16, 2015

PROXY STATEMENT

The Board of Directors of TravelCenters of America LLC (the "Board") is furnishing you this proxy statement to solicit proxies to be voted at the 2015 Annual Meeting of Shareholders of TravelCenters of America LLC, a Delaware limited liability company (the "Company"). The meeting will be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on Thursday, May 28, 2015, at 9:30 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of the Company's principal executive offices is 24601 Center Ridge Road, Suite 200, Westlake, Ohio 44145. The Company is first furnishing the proxy materials to shareholders on or about March 16, 2015.

All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, that are delivered pursuant to this solicitation will be voted at the annual meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of common shares of the Company ("Common Shares") as of the close of business on February 11, 2015, the record date, are entitled to notice of, and to vote at, the meeting or at any adjournments or postponements of the meeting. Each owner of record of Common Shares on the record date is entitled to one vote for each Common Share held. On February 11, 2015, there were approximately 38,336,358 Common Shares outstanding. The Common Shares are listed on the New York Stock Exchange (the "NYSE").

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 28, 2015.

The Notice of Annual Meeting, Proxy Statement and Annual Report to shareholders for the year ended December 31, 2014, are available at www.proxyvote.com.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    3

QUESTIONS AND ANSWERS

Proxy Materials and Voting Information

1. What is included in the proxy materials? What is a proxy statement and what is a proxy?

The proxy materials for the 2015 Annual Meeting of Shareholders include the Notice Regarding the Availability of Proxy Materials, Notice of Annual Meeting, this proxy statement and the Company's Annual Report on Form 10-K to shareholders for the year ended December 31, 2014 (the "Annual Report"). If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

A proxy statement is a document that the Securities and Exchange Commission ("SEC") regulations require the Company to give you when it asks you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The Company has designated the following three persons as proxies for the 2015 Annual Meeting of Shareholders: Mark R. Young, Executive Vice President and General Counsel; Jennifer B. Clark, Secretary; and Barry M. Portnoy, Managing Director.

2. What is the difference between holding shares as a shareholder of record and as a beneficial owner?

If your shares are registered directly in your name with the Company's registrar and transfer agent, Wells Fargo Shareowner Services, you are considered a shareholder of record with respect to those shares. If your shares are held in an account you own at a bank, brokerage or other institution, you are considered the "beneficial owner" of those shares.

3. What shares are included on the proxy card?

If you are a shareholder of record, you should receive only one notice or proxy card for all the Common Shares you hold in certificate form and in book-entry form.

If you are a beneficial owner, you will receive voting instruction information from the bank, broker or other nominee through which you own your Common Shares. If you hold some shares of record and some shares beneficially, you may receive separate proxies for the shares you own each way.

4. What different methods can I use to vote?

By Written Proxy. All shareholders of record can submit voting instructions by written proxy card. If you are a shareholder of record and receive a Notice Regarding the Availability of Proxy Materials, you may request a written proxy card by following the instructions included in the notice. If you are a beneficial owner, you may request a written proxy card or a voting instruction form from your bank, broker or other nominee. Proxies submitted by mail must be received by 11:59 p.m. Eastern Time on May 27, 2015.

By Telephone or Internet. All shareholders of record also can authorize a proxy to vote their shares by touchtone telephone using the toll-free telephone number on the notice or proxy card, or through the Internet, using the procedures and instructions described in the notice or proxy card. Beneficial owners

 4     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

may vote by telephone or Internet if their bank, broker or other nominee makes those methods available, in which case the bank, broker or nominee will include the instructions with the proxy voting materials. The telephone and Internet proxy authorization procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been recorded properly. Proxies submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on May 27, 2015.

In Person. All shareholders of record may vote in person at the meeting. Beneficial owners may vote in person at the meeting if they have a legal proxy, as described in the response to question 17.

If you have any questions or need assistance in voting your shares or authorizing your proxy, please call the firm assisting the Company in the solicitation of proxies:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders Call Toll Free: (877) 717-3922
Banks and Brokers Call Collect: (212) 750-5833

5. What are my voting choices for each of the proposals to be voted on at the 2015 Annual Meeting of Shareholders and what are the voting standards?

Proposal	Voting Choices and Board Recommendation	Voting Standard

Item 1: Election of Directors	• vote in favor of all Director nominees;
• withhold your vote for all Director nominees; or
• vote in favor of one Director nominee and withhold your vote for the other Director nominee.
	The Board recommends a vote FOR both Director nominees.	Plurality of all votes cast
Item 2: Approval of Equity Compensation Plan	• vote in favor of the proposal; • vote against the proposal; or • abstain from voting on the proposal. The Board recommends a vote FOR the approval of the equity compensation plan.	Majority of votes cast
Item 3: Advisory Vote to Approve Executive Compensation*
• vote in favor of the advisory proposal;
• vote against the advisory proposal; or
• abstain from voting on the advisory proposal.
	The Board recommends a vote FOR the advisory vote to approve executive compensation.	Majority of votes cast
Item 4: Ratification of the Appointment of McGladrey LLP as Independent Auditors**	• vote in favor of the ratification; • vote against the ratification; or • abstain from voting on the ratification. The Board recommends a vote FOR the ratification.	Majority of votes cast

*
As an advisory vote, the proposal to approve executive compensation is not binding upon the Company. However, the Compensation Committee, which is responsible for designing and administering the Company's executive compensation program, and the Board each value the opinions expressed by shareholders and will consider the outcome of these votes when making future decisions.

**
The Audit Committee, composed 100% of Independent Directors, appoints the Company's independent auditors. This vote will ratify prior action by the Audit Committee and will not be binding upon the Audit Committee. However, the Audit Committee values the opinions of the Company's shareholders and may reconsider its prior appointment of the independent auditors or consider the results of this vote when it determines to appoint the Company's independent auditors in the future.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    5

6. What if I am a shareholder of record and do not specify a choice for a matter when returning a proxy?

Shareholders should specify their choice for each matter on the proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•
FOR the election of both Director nominees identified in this proxy statement;

•
FOR the approval of the TravelCenters of America LLC 2015 Equity Compensation Plan;

•
FOR the advisory vote to approve executive compensation; and

•
FOR the proposal to ratify the appointment of McGladrey LLP as independent auditors.

7. What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person depends on the type of item being considered for vote.

Non-Discretionary Items. The election of Directors, the approval of the equity compensation plan and the advisory vote to approve executive compensation are non-discretionary items and may not be voted by brokers, banks or other nominees who have not received specific voting instructions from beneficial owners.

Discretionary Items. The ratification of the appointment of McGladrey LLP as independent auditors is a discretionary item. Generally, banks, brokers and other nominees that do not receive voting instructions from beneficial owners may vote on this proposal in their discretion.

8. What is a quorum? How are abstentions and broker non-votes counted?

A quorum of shareholders is required for shareholders to take action at the 2015 Annual Meeting of Shareholders. The presence, in person or by proxy, of holders of a majority of outstanding Common Shares entitled to vote at the 2015 Annual Meeting of Shareholders shall constitute a quorum.

Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included in vote totals. For purposes of the approval of the TravelCenters of America LLC 2015 Equity Compensation Plan in Item 2, the Company understands that, under NYSE policy, abstentions will be treated as "votes cast" and, thus, will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal. Abstentions and broker non-votes will have no effect on the outcome of Items 1, 3 and 4. A proxy marked "WITHHOLD" will have the same effect as an abstention.

 6     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

9. What can I do if I change my mind after I vote my shares?

Shareholders can revoke a proxy prior to the completion of voting at the meeting by:

•
giving written notice to the Secretary of the Company at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458;

•
delivering a later-dated proxy; or

•
voting in person at the meeting (if you are a beneficial owner, see the response to question 17).

10. Can I access the proxy materials on the Internet? How can I sign up for the electronic proxy delivery service?

The Notice of Annual Meeting, this proxy statement and the Annual Report are available at www.proxyvote.com. You may access these proxy materials on the Internet through the conclusion of the annual meeting.

Instead of receiving future copies of the Company's notices of annual meetings, proxy statements and annual reports to shareholders by mail, shareholders of record and most beneficial owners can elect to receive these materials electronically. Opting to receive your proxy materials online will save the Company the cost of producing and mailing documents, and also will give you an electronic link to the proxy voting site. The notice regarding the availability of proxy materials or proxy card you received instructs you as to how you may request an electronic copy of the proxy materials.

11. Who counts the votes?

The Company will retain an independent tabulator to receive and tabulate the proxies and an independent inspector of election to certify the results.

12. When will the Company announce the voting results?

The Company will report the final results in a press release, which will be available on the Company's website, and in a Current Report on Form 8-K filed with the SEC following the completion of the 2015 Annual Meeting of Shareholders.

13. Does the Company have a policy about Directors' attendance at Annual Meetings of Shareholders?

Pursuant to the Company's Governance Guidelines, the Company expects each Director to attend the Company's Annual Meetings of Shareholders. All of the Directors attended the 2014 Annual Meeting of Shareholders. You may view the Governance Guidelines at the Company's website, www.ta-petro.com.

14. How are proxies solicited and what is the cost?

The Company bears all expenses incurred in connection with the solicitation of proxies. The Company has engaged Innisfree M&A Incorporated ("Innisfree") to assist with the solicitation of proxies for an estimated fee of $10,000 plus reimbursement of expenses. The Company has agreed to indemnify Innisfree against certain liabilities arising out of the Company's agreement with Innisfree. The Company will also request banks, brokers and other nominees to forward proxy materials to the beneficial owners of

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    7

Common Shares and to obtain their voting instructions. The Company will reimburse those firms for their expenses.

Proxies may also be solicited, without additional compensation, by the Company's Directors, officers and employees, and by Reit Management & Research LLC ("RMR") and its directors, officers and employees, by mail, telephone or other electronic means or in person.

15. What is householding?

As permitted by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), only one copy of the Notice Regarding the Availability of Proxy Materials, Notice of Annual Meeting, this proxy statement and the Annual Report will be delivered to shareholders residing at the same address, unless the shareholders have notified the Company of their desire to receive multiple copies of those documents. This practice is known as "householding."

The Company will promptly deliver a separate copy of any of those documents to you if you write to the Company at Investor Relations, TravelCenters of America LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or call the Company at (617) 796-8251. If you want to receive separate copies of the Company's notices regarding the availability of proxy materials, notices of annual meetings, proxy statements and annual reports to shareholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact the Company at the above address or telephone number.

Annual Meeting Information

16. How do I attend the 2015 Annual Meeting of Shareholders in person?

IMPORTANT NOTE: If you plan to attend the annual meeting, you must follow these instructions to ensure admission.

All attendees will need to bring photo identification for admission. Please note that cameras or audio or video recorders are not permitted at the meeting. Any cell phones, pagers or similar electronic devices that you have with you must be shut off for the duration of the meeting.

Attendance at the meeting is limited to the Company's Directors and officers, shareholders of the Company as of the record date (February 11, 2015) or their duly authorized representatives or proxies, and persons permitted by the Chairman of the meeting.

•
Beneficial owners: If you are a shareholder who holds shares indirectly through a brokerage firm, bank, nominee or other institution, you may be required to present evidence of your beneficial ownership of shares. For this purpose, a letter or account statement from the applicable brokerage firm, bank, nominee or other institution confirming such ownership will be acceptable. Please note that you will not be able to vote your shares at the meeting without a legal proxy, as described in the response to question 17.

•
Authorized named representatives: If you are a shareholder as of the record date and intend to appoint an authorized named representative to attend the meeting on your behalf, including if you are a corporation, partnership, limited liability company or other entity, you must notify the Company of your intent by regular mail to the Company's Secretary, by e-mail to secretary@ta-petro.com or by fax to (617) 796-8267. Requests for authorized named

 8     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

    representatives to attend the meeting must be received no later than Thursday, May 21, 2015.

  Please include the following information when submitting your request:

  (1)
  Your name and complete mailing address;

  (2)
  Proof that you owned shares of the Company as of February 11, 2015 (such as a copy of the portion of your voting instruction form showing your name and address, a bank or brokerage firm account statement or a letter from the bank, broker or other nominee holding your shares); and

  (3)
  A signed authorization appointing such individual to be your authorized named representative at the meeting, which includes the name, address, telephone number and e-mail address of the authorized named representative.

  Upon receipt of proper documentation, you and your named representative will receive confirmation that your named representative has been authorized to attend the meeting. To gain admission to the meeting, the photo ID presented must match the documentation provided in item (3) above. The Company reserves the right to limit the number of representatives who may attend the meeting.

If you have questions regarding these admission procedures, please call Investor Relations at (617) 796-8251.

17. How can I vote at the meeting if I am a beneficial owner?

If you are a beneficial owner and want to vote your shares at the 2015 Annual Meeting of Shareholders, you will need to ask your bank, broker or other nominee to furnish you with a legal proxy. You will also need to follow the procedures described in the response to question 16 and then bring the legal proxy with you to the meeting and hand it in with a signed ballot that will be provided to you at the meeting. You will not be able to vote your shares at the meeting without a legal proxy. If you do not have a legal proxy, you can still attend the meeting by following the procedures described in the response to question 16. However, you will not be able to vote your shares at the meeting. Accordingly, the Company encourages you to vote your shares in advance, even if you intend to attend the meeting.

Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

Company Documents, Communications and Shareholder Proposals

18. How can I view or request copies of the Company's documents and SEC filings?

The Company's website contains the Company's Governance Guidelines, Board Committee Charters, the Code of Business Conduct and Ethics (the "Code") and the Company's SEC filings. To view these documents, go to www.ta-petro.com, click on "For Investors" and then click on "Governance." To view the Company's SEC filings and Forms 3, 4 and 5 filed by the Company's Directors and executive officers, go to www.ta-petro.com, click on "For Investors," click on "Financials" and then click on "SEC Filings."

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    9

The Company will promptly deliver free of charge, upon request, a copy of the Governance Guidelines, the Board Committee Charters or the Code to any shareholder requesting a copy. Requests should be directed to the Company's Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

The Company will promptly deliver free of charge, upon request, a copy of the Annual Report to any shareholder requesting a copy. Requests should be directed to the Company's Investor Relations Department at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

19. How can I communicate with the Company's Directors?

Any shareholder or other interested person who desires to communicate with the Company's Independent Directors or any Directors, individually or as a group, may do so by filling out a report at the Company's website, www.ta-petro.com, by calling the Company's toll-free confidential message system at (800) 758-9705 or by writing to the party for whom the communication is intended, c/o Secretary, TravelCenters of America LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458. The Company's Secretary will then deliver any communication to the appropriate party or parties.

20. How do I submit a proposal for action at the 2016 Annual Meeting of Shareholders?

A proposal for action to be presented by any shareholder at the Company's 2016 Annual Meeting of Shareholders must be received as follows:

•
For a proposal to be eligible to be included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act, the proposal must be received at the Company's principal executive offices by November 17, 2015.

•
If the proposal is not to be included in the proxy statement pursuant to Rule 14a-8, the proposal must be made in accordance with the procedures and requirements set forth in the Company's Bylaws and must be received by the Company by November 17, 2015 and not earlier than October 18, 2015.

Proposals should be sent to the Company's Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

For additional information regarding how to submit a shareholder proposal, see page 33 of this proxy statement.

 10     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

ELECTION OF DIRECTORS (ITEM 1)

The Board is elected by the shareholders to oversee the Company's business. The Board serves as the ultimate decision making body of the Company, except for those matters reserved to or shared with the shareholders. The Board selects and oversees the Company's officers, who are charged by the Board with conducting the day to day business of the Company.

Election Process

The Company's Limited Liability Company Agreement ("LLC Agreement") provides that the number of Directors shall be determined by the Board. Currently, the number of the Company's Directors is fixed at six. The Company's LLC Agreement also provides that the Board shall be divided into three groups, with Directors in each group serving three-year terms.

A plurality of all the votes cast is required to elect a Director at the 2015 Annual Meeting of Shareholders.

Director Nominations

The Nominating and Governance Committee is responsible for identifying and evaluating nominees for Director and for recommending to the Board nominees for election at each Annual Meeting of Shareholders. Nominees may be suggested to the Nominating and Governance Committee by Directors, the Company's officers, shareholders or, in some cases, by a third party firm engaged for the purpose of identifying qualified nominees.

Shareholder Recommendations for Nominees.  Shareholders who would like the Nominating and Governance Committee to consider their recommendations for nominees for the position of Director should submit their recommendations in writing by mail to the Chair of the Nominating and Governance Committee and the Company's Secretary at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or by e-mail at secretary@ta-petro.com. A shareholder's recommendation should contain or be accompanied by the information and documents required by the Company's Bylaws and other information that the recommending shareholder believes to be relevant or helpful to the Nominating and Governance Committee's deliberations. The Nominating and Governance Committee may request additional information about the shareholder recommended nominee or about the shareholder recommending the nominee. Recommendations by shareholders that are made in accordance with these procedures will be considered by the Nominating and Governance Committee in its discretion using the same criteria as other candidates considered by it.

Shareholder Nominations for Directors. The Company's Bylaws also provide that shareholders of the Company may nominate a person for election to the Board. For more information on how shareholders can nominate Directors for election to the Board, see "Shareholder Nominations and Other Proposals" on page 33.

Director Qualifications

Directors are responsible for overseeing the Company's business. This significant responsibility requires highly-skilled individuals with various qualities, attributes and professional experience. The Board believes that there are general requirements that are applicable to all Directors, qualifications applicable to Independent Directors and Managing Directors and other skills and experience that should be represented on the Board as a whole, but not necessarily by each Director. The Board consists of Independent Directors and Managing Directors. Independent Directors are not employees of the Company or RMR, are not involved in the Company's day to day activities and are persons who qualify as independent under the applicable rules of the NYSE and the SEC. Managing Directors have been employees of the Company or

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    11

RMR or involved in the Company's day to day activities for at least one year prior to their election. The Board and the Nominating and Governance Committee consider the qualifications of Directors and Director candidates individually and in the broader context of the Board's overall composition and the Company's current and future needs.

Qualifications for All Directors

In its assessment of each potential candidate, including those recommended by shareholders, the Nominating and Governance Committee considers the potential nominee's integrity, experience, achievements, judgment, intelligence, competence, personal character, likelihood that a candidate will be able to serve on the Board for an extended period and other matters that the Nominating and Governance Committee deems appropriate. The Nominating and Governance Committee also takes into account the ability of a potential nominee to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and Nominating and Governance Committee require that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate the ability to make independent analytical inquiries, familiarity with and respect for corporate governance requirements and practices and a commitment to serving the Company's long-term best interests. In addition, the Nominating and Governance Committee may conduct interviews of potential Director candidates to assess intangible qualities, including the individual's ability to ask difficult questions and, simultaneously, to work collegially. The Board does not have a specific diversity policy in connection with the selection of nominees for Director, but due consideration is given to the Board's overall balance of diversity, including professional background, experience, perspective, gender and ethnicity.

In addition to other criteria, the Company's Bylaws require that Director candidates submit detailed personal and financial information required in connection with the Company's license or regulation by state insurance and gaming authorities.

 12     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

Specific Qualifications, Attributes, Skills and Experience to be Represented on the Board

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company's long-term interests. The following table summarizes certain key characteristics of the Company's business and the associated qualifications, attributes, skills and experience that the Board believes should be represented on the Board.

Business Characteristics	Qualifications, Attributes, Skills and Experience

The Company's business requires knowledge of the travel center and convenience store businesses and factors impacting those businesses.	• Understanding of, and work experience in, retail-based industries

The Board must constantly evaluate the Company's strategic direction in light of current trends in retail and fuel marketing, in the travel center, convenience store, trucking and transportation industries and in capital markets.

•

Experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing

•

Commitment to serve on the Board over a period of years in order to develop knowledge about the Company's operations

The Board's responsibilities include understanding and overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.	• Risk oversight/management expertise • Service on other public company boards and committees • Operating business experience

The Company's business involves complex financial and real estate transactions.

•

High level of financial literacy

•

Knowledge of commercial real estate industry

•

Familiarity with travel center and convenience store businesses

•

Management/leadership experience

•

Knowledge of the Company's historical business activities

•

Familiarity with the public capital markets

•

Work experience

The Board meets frequently and, at times, on short notice to consider time-sensitive issues.	• Sufficient time and availability to devote to Board and committee matters • Practical wisdom and mature judgment • Flexibility

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2015 Nominees for Director

The following table sets forth the names of the Director nominees and those Directors who will continue to serve after the 2015 Annual Meeting of Shareholders, as well as certain other information about the Directors:

Name	Position	Group	Current Term Expires

Barbara D. Gilmore*	Independent Director	II	2015
Thomas M. O'Brien*	Managing Director	II	2015
Lisa Harris Jones	Independent Director	III	2016
Joseph L. Morea	Independent Director	III	2016
Arthur G. Koumantzelis	Independent Director	I	2017
Barry M. Portnoy	Managing Director	I	2017

* 2015 Director nominee

Upon the recommendation of the Nominating and Governance Committee, the Board has nominated Ms. Barbara D. Gilmore for election as the Independent Director in Group II and Mr. Thomas M. O'Brien for election as the Managing Director in Group II. Each of the Director nominees currently serves on the Board. If elected, each nominee would hold office until the Company's 2018 Annual Meeting of Shareholders.

The Board has no reason to believe that either Ms. Gilmore or Mr. O'Brien will be unable or unwilling to serve if elected. However, if either nominee should become unable to serve or unwilling to serve for good cause, proxies may be voted for the election of a substitute nominee designated by the Board.

The Board believes that the combination of the various qualifications, attributes, skills and experiences of the Director nominees would contribute to an effective Board serving the Company's long-term best interests. The Board and the Nominating and Governance Committee believe that the Director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company's management.

Included in each Director's and Director nominee's biography below is an assessment of the specific qualifications, attributes, skills and experience of such Director or Director nominee based on the qualifications described above.

Each Director nominee will be elected if she or he receives a plurality of the votes cast, in person or by proxy, at the 2015 Annual Meeting of Shareholders.

The Board of Directors recommends a vote FOR the election of both Director nominees.

 14     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

Directors and Executive Officers

The following are the ages and recent principal occupations, as of March 16, 2015, of the Company's Directors, Director nominees and executive officers. The business address of the Directors, Director nominees and executive officers is c/o TravelCenters of America LLC, 24601 Center Ridge Road, Suite 200, Westlake, Ohio 44145. Included in each Director's biography below is an assessment of such Director based on the qualifications, attributes, skills and experience the Board has determined are important to be represented on the Board. For a general discussion of the particular Director qualifications, attributes, skills and experience, and the process for selecting and nominating individuals for election to serve as a Director, please see "Election of Directors" beginning on page 11.

Director Nominees

Barbara D. Gilmore

Independent Director since 2007

Group/Term: Group II with a term expiring at the 2015 Annual Meeting of Shareholders. If elected at the meeting, her term will expire at the 2018 Annual Meeting of Shareholders.

Age: 64

Board Committees: Audit; Compensation (Chair); Nominating and Governance

Other Public Company Boards: Five Star Quality Care, Inc. (since 2004); Government Properties Income Trust (since 2009)

Ms. Gilmore has served as a professional law clerk at the United States Bankruptcy Court, Central Division of the District of Massachusetts, since 2001. Ms. Gilmore was a partner of the law firm of Sullivan & Worcester LLP from 1993 to 2000, during which time she was appointed and served as trustee or examiner in various cases involving business finance matters.

Specific Qualifications, Attributes, Skills and Experience:

•

professional skills and experience in legal and business finance matters;

•

experience in public policy matters;

•

experience as a lawyer, bankruptcy court clerk, bankruptcy trustee and bankruptcy examiner;

•

work on public company boards and board committees;

•

institutional knowledge earned through prior service on the Board; and

•

qualifying as an Independent Director in accordance with the requirements of the NYSE and the SEC, and the Company's LLC Agreement and Bylaws.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    15

Thomas M. O'Brien

Managing Director since 2006

President and Chief Executive Officer since 2007

Group/Term: Group II with a term expiring at the 2015 Annual Meeting of Shareholders. If elected at the meeting, his term will expire at the 2018 Annual Meeting of Shareholders.

Age: 48

Other Public Company Boards: VirnetX Holding Corporation (since 2007)

Mr. O'Brien has been an Executive Vice President of RMR since 2008, was a Senior Vice President of RMR prior to that time since 2006 and was a Vice President of RMR prior to that time since 1996. Since 2007, Mr. O'Brien has been a Director of the National Association of Truck Stop Operators, a not for profit trade association engaged in activities intended to support the travel center industry. Mr. O'Brien was the President and a Director of RMR Advisors from 2002 until 2007 and President of certain predecessor funds of RMR Real Estate Income Fund since their respective formations (the earliest of which was in 2002) until 2007. From 2002 through 2003, Mr. O'Brien was Executive Vice President of Hospitality Properties Trust, where he had previously served as Treasurer and Chief Financial Officer since 1996.

Specific Qualifications, Attributes, Skills and Experience:

•

extensive experience in and knowledge of the travel center industry and commercial real estate, and demonstrated management abilities;

•

role as the President and Chief Executive Officer for the past eight years;

•

experience as a Chief Financial Officer of a public company;

•

experience as a public company director;

•

experience as a director and officer of a national trade association focused on the advancement of travel center industry interests;

•

institutional knowledge earned through prior service on the Board and in key management positions with RMR; and

•

qualifying as a Managing Director in accordance with the requirements of the Company's LLC Agreement and Bylaws.

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Directors

Lisa Harris Jones

Independent Director since 2013

Group/Term: Group III with a term expiring at the 2016 Annual Meeting of Shareholders.

Age: 47

Board Committees: Audit; Compensation; Nominating and Governance (Chair)

Ms. Jones is the founding member of Harris Jones & Malone, LLC, a law firm based in Maryland. Since founding Harris Jones & Malone, LLC in 2000, Ms. Jones has represented a wide range of clients, focusing her practice in government relations and procurement at both the state and local levels. Prior to founding Harris, Jones & Malone, LLC, Ms. Jones was an associate with the law firms of Shapiro and Olander from 1993 to 1997 and Gordon, Feinblatt, Rothman, Hoffberger & Hollander, LLC from 1997 to 1999, during which time she represented the City of Baltimore and many of its agencies and related quasi-public entities in various real estate development and financing transactions. In addition to her professional accomplishments, Ms. Jones has held leadership positions in many community service and civic organizations for which she has received recognitions and awards, including being the recipient of the YWCA Greater Baltimore Special Leadership Award in 2012.

Specific Qualifications, Attributes, Skills and Experience:

•

professional skills and experience in legal and business finance matters;

•

experience in public policy matters;

•

experience in real estate matters;

•

demonstrated leadership capability as an entrepreneur and founding member of a law firm; and

•

qualifying as an Independent Director in accordance with the requirements of the NYSE and the SEC, and the Company's LLC Agreement and Bylaws.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    17

Joseph L. Morea

Independent Director since 2015

Group/Term: Group III with a term expiring at the 2016 Annual Meeting of Shareholders.

Age: 59

Board Committees: Audit; Compensation; Nominating and Governance

Other Public Company Boards: THL Credit Senior Loan Fund (since 2013); Equity Commonwealth (2012-2014)

Mr. Morea was a Vice Chairman and Managing Director, serving as head of U.S. Equity Capital Markets, at RBC Capital Markets, an international investment bank, from 2003 until 2012. From 2008 to 2009, Mr. Morea also served as the head of U.S. Investment Banking for RBC Capital Markets. Previously, Mr. Morea was employed as an investment banker, including as a Managing Director and the co-head of U.S. Equity Capital Markets at UBS, Inc., the Chief Operating Officer of the Investment Banking Division and head of U.S. Equity Capital Markets at PaineWebber, Inc. and a Managing Director of Equity Capital Markets at Smith Barney, Inc. Prior to working as an investment banker, Mr. Morea was employed as a certified public accountant.

Specific Qualifications, Attributes, Skills and Experience:

•

experience in and knowledge of the investment banking industry and public capital markets;

•

demonstrated leadership and management abilities;

•

experience in capital raising and strategic business transactions;

•

experience as a public company director and board committee member;

•

professional training, skills and expertise in, among other things, finance matters; and

•

qualifying as an Independent Director in accordance with the requirements of the NYSE and the SEC, and the Company's LLC Agreement and Bylaws.

 18     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

Arthur G. Koumantzelis

Independent Director since 2007

Group/Term: Group I with a term expiring at the 2017 Annual Meeting of Shareholders.

Age: 84

Board Committees: Audit (Chair); Compensation; Nominating and Governance

Other Public Company Boards: RMR Real Estate Income Fund (and its predecessor funds) (since 2002)

Mr. Koumantzelis has been principally a private investor since 2007. Mr. Koumantzelis was President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company, from 1998 until his retirement from that position in 2007. Mr. Koumantzelis was formerly Chief Financial Officer of Cumberland Farms, Inc., a company engaged in the convenience store business and the sale of petroleum products principally under the name "Gulf Oil" and related trademarks. Before that, Mr. Koumantzelis was a partner at the public accounting firm Ernst & Young LLP or one of its predecessors, Arthur Young & Co., for more than two decades. Mr. Koumantzelis has also served on several state appointed commissions and boards of civic organizations. Mr. Koumantzelis was an Independent Trustee of RMR Funds Series Trust from shortly after its formation in 2007 until its dissolution in 2009 (RMR Funds Series Trust, together with RMR Real Estate Income Fund and its predecessor funds, are collectively referred to herein as the "RMR Funds"). Mr. Koumantzelis was an Independent Director of Five Star Quality Care, Inc., from 2001 to 2010.

Specific Qualifications, Attributes, Skills and Experience:

•

experience in and knowledge of the petroleum products distribution business and convenience store industry;

•

demonstrated management ability;

•

professional skills and expertise in finance and accounting and experience as a chief financial officer;

•

work on public company boards and board committees;

•

public policy work;

•

institutional knowledge earned through prior service on the Board; and

•

qualifying as an Independent Director in accordance with the requirements of the NYSE and the SEC, and the Company's LLC Agreement and Bylaws.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    19

Barry M. Portnoy

Managing Director since 2006

Group/Term: Group I with a term expiring at the 2017 Annual Meeting of Shareholders.

Age: 69

Other Public Company Boards: Hospitality Properties Trust (since 1995); Senior Housing Properties Trust (since 1999); Five Star Quality Care, Inc. (since 2001); RMR Real Estate Income Fund (and its predecessor funds) (since 2002); Government Properties Income Trust (since 2009); Select Income REIT (since 2011); Equity Commonwealth (formerly CommonWealth REIT) (1986-2014)

Mr. Portnoy is an owner of RMR and of RMR Advisors, Inc. ("RMR Advisors"), an SEC registered investment adviser. Mr. Portnoy has been an owner and a Director of RMR (and its predecessor) since its founding in 1986, a full time employee of RMR since 1997, the Chairman of RMR since 1998 and a Director and Vice President of RMR Advisors since 2002. Mr. Portnoy was an Interested Trustee of RMR Funds Series Trust from shortly after its formation in 2007 until its dissolution in 2009. Mr. Portnoy practiced law for many years as a partner in, and chairman of, a law firm until 1997.

Specific Qualifications, Attributes, Skills and Experience:

•

demonstrated leadership capability;

•

extensive experience in and knowledge of the travel center industry and commercial real estate;

•

leadership position with RMR;

•

extensive public company director service;

•

professional skills and expertise in, among other things, legal and regulatory matters;

•

institutional knowledge earned through prior service on the Board and in key leadership positions with RMR; and

•

qualifying as a Managing Director in accordance with the requirements of the Company's LLC Agreement and Bylaws.

 20     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

Executive Officers

Thomas M. O'Brien

President and Chief Executive Officer since 2007

Age: 48

Mr. O'Brien has been the Company's President and Chief Executive Officer since 2007, in addition to being one of the Company's Managing Directors and having other experience as described above.

Andrew J. Rebholz

Executive Vice President, Chief Financial Officer and Treasurer since 2007

Age: 50

Mr. Rebholz has been a Senior Vice President of RMR since 2007. Previously, Mr. Rebholz served as the Company's Senior Vice President and Controller since 2007. Prior to that time, he served as Vice President and Controller of TravelCenters of America, Inc., the Company's predecessor, since 2002, and as Corporate Controller of the Company's predecessor prior to that since 1997.

Mark R. Young

Executive Vice President and General Counsel since 2007

Age: 52

Mr. Young has been a Senior Vice President of RMR since 2011. Previously, Mr. Young served as Vice President of Leasing and Associate General Counsel of RMR from 2006 to 2007. Prior to that time, he served as Assistant Vice President and Associate General Counsel of RMR since 2001. Prior to 2001, Mr. Young held various positions at CMGI, Inc., Staples, Inc., Wilmer, Cutler, Pickering, Hale and Dorr LLP and Sullivan & Worcester LLP.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    21

Michael J. Lombardi

Executive Vice President since 2007

Age: 63

Mr. Lombardi served the Company's predecessor in this capacity since 2007 and previously as Senior Vice President of Sales since 2006. Prior to joining the Company's predecessor, Mr. Lombardi was employed for seven years in senior positions in the global marketing and customer service divisions of Ford Motor Company and prior to that for thirteen years in the retail marketing division of British Petroleum plc.

Barry A. Richards

Executive Vice President since 2010

Age: 62

Mr. Richards served as the Company's Senior Vice President, Food, since 2008 and prior to that as Vice President, Restaurants, since 2007. Prior to that time, Mr. Richards served the Company's predecessor as a Regional Vice President since 2007 and as a District Manager since 2001.

William E. Myers II

Senior Vice President and Chief Accounting Officer since 2014

Age: 48

Mr. Myers has been Senior Vice President and Chief Accounting Officer of the Company since October 2014. Previously, Mr. Myers served as Vice President, Technical Accounting and Reporting of Eaton plc. since 2010. Prior to that, Mr. Myers was Director of Financial Reporting at Whirlpool Corporation from 2007 to 2010.

There are no family relationships among any of the Company's Directors or executive officers. The Company's executive officers serve at the discretion of the Board.

RMR is a privately owned company that provides management services to public and private companies, including the Company, Government Properties Income Trust, Hospitality Properties Trust ("HPT"), Select Income REIT, Senior Housing Properties Trust and Five Star Quality Care, Inc. Government Properties Income Trust is a publicly traded real estate investment trust ("REIT") that primarily invests in properties that are majority leased to government tenants. HPT is a publicly traded REIT that owns hotels and travel centers. Select Income REIT is a publicly traded REIT that primarily owns net leased, single tenant properties. Senior Housing Properties Trust is a publicly traded REIT that primarily owns healthcare, senior living and medical office buildings. Five Star Quality Care, Inc. is a publicly traded real estate based operating company in the healthcare and senior living services business. RMR Advisors, an affiliate of RMR, is an SEC registered investment adviser to the RMR Funds, which are or were investment companies registered under the Investment Company Act of 1940, as amended. The foregoing entities may be considered to be affiliates of the Company.

 22     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and determining the Common Share grants awarded to Directors and making recommendations to the Board regarding cash compensation paid to Directors for Board, committee and committee chair services. Managing Directors do not receive cash compensation for their services as Directors but do receive Common Share grants. The number of Common Shares granted to each Managing Director is the same as the number granted to each Independent Director.

All Directors receive compensation in Common Shares to align the interests of Directors with those of the Company's shareholders. To this end, the Company amended its Governance Guidelines in 2014 to codify its expectation that, subject to certain exemptions, each Director retain at least 50,000 Common Shares within five years of the later of: (i) June 19, 2014 or (ii) the Annual Meeting of Shareholders at which the Director was initially elected or, if earlier, the first Annual Meeting of Shareholders following the initial appointment of the Director to the Board.

In determining the amount and composition of each Director's compensation, the Compensation Committee takes various factors into consideration, including, but not limited to, the responsibilities of Directors generally, as well as for service on committees and as committee chairs, and the forms of compensation paid to directors or trustees by comparable companies, including the compensation of directors and trustees of other companies managed by RMR. The Board reviews the Compensation Committee's recommendations regarding Director cash compensation and determines the amount of such compensation.

2014 Annual Compensation

Each Independent Director receives an annual fee of $35,000 for services as a Director, plus a fee of $1,000 for each meeting attended. Up to two $1,000 fees are paid if a Board meeting and one or more Board committee meetings are held on the same date. In addition, each Director received a grant of 9,000 Common Shares in 2014.

Each Independent Director who served as a committee chair of the Company's Audit, Compensation and Nominating and Governance Committees received an additional annual fee of $17,500, $7,500 and $7,500, respectively. Directors are reimbursed for out of pocket costs they incur from attending continuing education programs and for travel expenses incurred in connection with their service as Directors.

The following table details the total compensation of the Company's Directors for the year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)***	Stock Awards ($)****	All Other Compensation ($)	Total ($)

Barbara D. Gilmore	$60,500	$74,700	$—	$135,200
Lisa Harris Jones	60,500	74,700	—	135,200
Arthur G. Koumantzelis	70,500	74,700	—	145,200
Joseph L. Morea*	—	—	—	—
Thomas M. O'Brien**	—	74,700	—	74,700
Barry M. Portnoy**	—	74,700	—	74,700

*
Mr. Morea was elected to the Board on March 12, 2015.

**
Managing Directors do not receive cash compensation for their services as Directors. The compensation of Mr. O'Brien for his services as President and Chief Executive Officer is described below under "Executive Compensation."

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    23

***
The amounts reported in the Fees Earned or Paid in Cash column reflect the cash fees earned by each Independent Director. In addition to the $35,000 annual cash fee, each of Ms. Gilmore, Ms. Jones and Mr. Koumantzelis earned an additional $7,500, $7,500 and $17,500, respectively, for service as a committee chair in 2014. Each of Ms. Gilmore, Ms. Jones and Mr. Koumantzelis earned an additional $18,000 in fees for meetings attended in 2014.

****
Equals the number of shares multiplied by the closing price of the Common Shares on the grant date. This is also the compensation cost for the award recognized by the Company for financial reporting purposes pursuant to ASC 718. No assumptions are used in this calculation. All share grants to Directors vest at the time of grant.

 24     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

CORPORATE GOVERNANCE

The Company is committed to good corporate governance, which promotes the long-term interests of its shareholders, strengthens Board and management accountability and helps build public trust in the Company. The Board has established Governance Guidelines which provide a framework for the effective governance of the Company. The guidelines address matters such as general qualification standards for the Board, Director responsibilities, Board meetings and committees, Director compensation, evaluation of management and management succession. The Board regularly reviews developments in corporate governance and updates the Company's Governance Guidelines and other governance materials as it deems necessary and appropriate.

The governance section of the Company's website makes available the Company's corporate governance materials, including the Governance Guidelines, the charter for each Board committee, the Code and information about how to report matters directly to management, the Board or the Audit Committee. To access these documents on the Company's website, www.ta-petro.com, click on "For Investors" and then "Governance." In addition, instructions on how to obtain copies of the Company's corporate governance materials are included in the response to question 18 in the "Questions and Answers" section beginning on page 9.

Board Leadership Structure

The Board is comprised of both Independent Directors and Managing Directors, with a majority being Independent Directors. Importantly, all Directors play an active role in overseeing the Company's business both at the Board and committee levels. As set forth in the Company's Governance Guidelines, the core responsibility of the Directors is to exercise sound, informed and independent business judgment in overseeing and controlling the Company and its strategic direction. The Directors are skilled and experienced leaders and currently serve or have served as members of senior management in public, private for-profit and non-profit organizations and law firms, and have also served as government officials. The Directors have been called upon to provide solutions to various complex issues and are expected to, and do, ask hard questions of the Company's officers and advisors. This is one of the many ways the Directors oversee the business and provide advice and counsel to the Company's management.

The Company does not have a Chairman of the Board or a lead Independent Director. The Company's President and Chief Executive Officer is one of the Company's Managing Directors, and one or more of the Company's other executive officers regularly attend Board and Board committee meetings, as does the Company's Director of Internal Audit. Other officers of the Company may also attend Board and Board committee meetings as, on occasion, may officers of RMR, in each case at the invitation of the Board or Board committee. Special meetings of the Board may be called at any time by written request to the Company's Secretary of a majority of the Directors then in office. The Company's Managing Directors, in consultation with the Company's Executive Vice President, Chief Financial Officer and Treasurer, Secretary, Director of Internal Audit and Executive Vice President and General Counsel, set the agenda for Board meetings. Any Independent Director may place an item on an agenda by providing notice to a Managing Director, the President and Chief Executive Officer or the Executive Vice President, Chief Financial Officer and Treasurer. Discussions at Board meetings are led by the Managing Director or Independent Director who is most knowledgeable on a subject. The Board is small, which facilitates informal discussions and communication from management to the Board and among Directors.

Pursuant to the Company's Governance Guidelines, the Company's Independent Directors meet at least once each year without management. The presiding Director at these meetings is the Chair of the Audit Committee, unless the Independent Directors in attendance select another Independent Director to preside. The Company's Independent Directors also meet to consider Company business without the attendance of the Managing Directors or officers, and they meet separately with the Company's officers, with the Company's Director of Internal Audit and with the Company's independent auditors. In such

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    25

meetings of the Company's Independent Directors, the Chair of the Audit Committee presides unless the Independent Directors determine otherwise.

In 2014, the Board held nine meetings. In 2014, each Director attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served. All of the Directors attended last year's Annual Meeting of Shareholders. The Company's policy with respect to Board members' attendance at Annual Meetings of Shareholders can be found in the Company's Governance Guidelines, the full text of which appears at the Company's website, www.ta-petro.com.

Independence of Directors

Under the corporate governance listing standards of the NYSE, the Board must consist of a majority of independent directors. Under NYSE corporate governance listing standards, to be considered independent:

•
the director must not have a disqualifying relationship, as defined in these NYSE standards; and

•
the Board must affirmatively determine that the director otherwise has no material relationship with the Company directly, or as an officer, shareholder or partner of an organization that has a relationship with the Company. To aid in the director independence assessment process, the Board has adopted written Governance Guidelines as described below.

The Company's LLC Agreement and Bylaws also require that a majority of the Board be Independent Directors. Under the Company's LLC Agreement and Bylaws, Independent Directors are not employees of the Company or RMR, are not involved in the Company's day to day activities and are persons who qualify as independent under the applicable rules of the NYSE and SEC.

The Board regularly, and at least annually, affirmatively determines whether Directors have a direct or indirect material relationship with the Company, including the Company's subsidiaries, other than serving as the Company's Directors or trustees or directors of the Company's subsidiaries. In making independence determinations, the Board observes NYSE and SEC criteria, as well as the Company's LLC Agreement and Bylaws. When assessing a Director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the Director's standpoint, but also from that of the persons or organizations with which the Director has an affiliation. As a result of its annual review, the Board has determined that Barbara D. Gilmore, Lisa Harris Jones, Arthur G. Koumantzelis and Joseph L. Morea currently qualify as independent directors under applicable NYSE rules and SEC criteria and are Independent Directors under the Company's LLC Agreement and Bylaws. In making these determinations, the Board reviewed and discussed additional information provided by the Directors and the Company with regard to each of the Independent Directors' relationships with RMR and the companies to which RMR and its affiliates provide management and advisory services. The Board has concluded that none of these four Directors possessed or currently possesses any relationship that could impair his or her judgment in connection with his or her duties and responsibilities as an Independent Director or that could otherwise be a direct or indirect material relationship under applicable NYSE standards.

Board Committees

The Board has an Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee has adopted a written charter, which is available on the Company's website, www.ta-petro.com, by clicking on "For Investors" and then "Governance." Shareholders may also request copies free of charge by writing to the Company's Secretary, TravelCenters of America LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458.

 26     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

The Audit, Compensation and Nominating and Governance Committees are comprised solely of Independent Directors and an Independent Director serves as Chair of each committee. The Chairs of the Audit, Compensation and Nominating and Governance Committees set the agendas for their respective committee meetings but committee members, the Company's Managing Directors, members of management or the Director of Internal Audit may suggest agenda items to be considered by these committees. Additionally, the charter of each of the standing committees provides that the committee may form and delegate authority to subcommittees of one or more members when appropriate. Subcommittees are subject to the provisions of the applicable committee's charter. Additional information about the committees is provided below.

Audit Committee

Arthur G. Koumantzelis* Committee Chair

"The Audit Committee is dedicated to maintaining the integrity of the Company's financial reporting; monitoring and controlling the Company's financial risk exposure; selecting, assessing the independence and performance of, and working productively with, the Company's independent auditors; overseeing and collaborating with the Company's internal audit function; and monitoring the Company's legal and regulatory compliance."

Additional Committee Members: Barbara D. Gilmore, Lisa Harris Jones, Joseph L. Morea
Meetings Held in 2014: 9

Primary Responsibilities:
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary function of the Audit Committee is to assist the Board in fulfilling its responsibilities for oversight of: (i) the integrity of the Company's financial statements; (ii) the Company's accounting and financial reporting processes; (iii) compliance with legal and regulatory requirements; (iv) the Company's independent auditors' qualifications and independence and (v) the performance of the Company's internal audit function and independent auditors. Under its charter, the Audit Committee has the final authority and responsibility to select the Company's independent auditors and to appoint the Company's Director of Internal Audit.

Independence:
Each member of the Audit Committee meets the independence requirements of the NYSE, the Exchange Act and the Company's Governance Guidelines. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The Board has determined that Mr. Koumantzelis is the Audit Committee's "financial expert" and is independent as defined by the rules of the SEC and the NYSE. The Board's determination that Mr. Koumantzelis is the Audit Committee's financial expert was based upon his experience as: (i) a member of the Company's Audit Committee and the audit committees of other publicly owned companies; (ii) the chief financial officer of a company which was required to file reports with the SEC and (iii) a certified public accountant who was responsible for auditing companies which filed SEC reports.

* Mr. Koumantzelis was appointed Committee Chair in 2007.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    27

 Compensation Committee

Barbara D. Gilmore* Committee Chair

"The Compensation Committee strives to align the Company's compensation practices with the interests of the Company's shareholders."

Additional Committee Members: Lisa Harris Jones, Arthur G. Koumantzelis, Joseph L. Morea
Meetings Held in 2014: 5

Primary Responsibilities:
The Compensation Committee's primary responsibilities include: (i) evaluating the performance of the Company's Chief Executive Officer and determining the compensation payable to him; (ii) evaluating the performance of the Company's other officers, including the Company's Executive Vice President, Chief Financial Officer and Treasurer and the Executive Vice President and General Counsel, who are also officers of RMR and determining their compensation; (iii) recommending to the Board the cash compensation paid by the Company to the Company's executive officers other than the Company's President and Chief Executive Officer, the Executive Vice President, Chief Financial Officer and Treasurer and the Executive Vice President and General Counsel; (iv) evaluating the performance of the Company's Director of Internal Audit and determining the compensation payable to him, including determining the Company's allocated costs of such compensation as contemplated by the Company's business management and shared services agreement with RMR (the "business management agreement"); (v) administering and making grants under the Company's equity compensation plan; (vi) reviewing the terms of RMR's business management agreement and property management agreement with the Company, evaluating the performance of RMR under those agreements and approving the fees and certain other costs that the Company is required to pay under those agreements; (vii) evaluating whether the Company's executive compensation programs encourage appropriate levels of risk taking by the Company's executives and (viii) reviewing and considering the incentives and risks associated with the Company's compensation policies and practices.

Independence:
Each member of the Compensation Committee meets the independence requirements of the NYSE.

* Ms. Gilmore was appointed Committee Chair in 2007.

 28     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

 Nominating and Governance Committee

Lisa Harris Jones* Committee Chair

"The Nominating and Governance Committee endeavors to assist the Board in its commitment to selecting the most qualified Directors and implementing effective corporate governance to protect the long-term interests of the Company and its shareholders."

Additional Committee Members: Barbara D. Gilmore, Arthur G. Koumantzelis, Joseph L. Morea
Meetings Held in 2014: 4

Primary Responsibilities:
The responsibilities of the Nominating and Governance Committee include: (i) identifying individuals qualified to become members of the Board and recommending to the Board the nominees for Director for each Annual Meeting of Shareholders or when Board vacancies occur; (ii) reviewing the qualifications of, and recommending to the Board, persons to serve as executive officers of the Company whenever vacancies occur; (iii) reviewing and assessing the Board's leadership structure; (iv) developing and recommending to the Board governance guidelines and (v) evaluating the performance of the Board.

Independence:
Each member of the Nominating and Governance Committee meets the independence requirements of the NYSE.

* Ms. Jones was appointed Committee Chair in 2014.

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Board Oversight of Risk

The Board is elected by the shareholders to oversee shareholders' long-term interest in the Company's business and its financial strength. In order to fulfill its responsibilities, the Board oversees the proper safeguarding of the assets of the Company, the maintenance of appropriate financial and other internal controls and the Company's compliance with applicable laws and regulations and proper governance. Inherent in these responsibilities is the Board's understanding and oversight of the various risks facing the Company. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company's business strategy.

Oversight of Risk

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The Board oversees risk management.

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Board committees, which meet regularly and report back to the Board, play significant roles in carrying out the risk oversight function.

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Management implements risk management and RMR and the Company's Director of Internal Audit help management evaluate and implement risk management.

The Board oversees risk as part of its general oversight of the Company, and oversight of risk is addressed as part of various Board and Board committee activities and through regular and special Board and Board committee meetings. The actual day to day business of the Company is conducted by management, and management implements risk management in its activities. RMR and the Company's Director of Internal Audit provide the Company advice and assistance with the Company's risk management function.

In discharging their oversight responsibilities, the Board and Board committees regularly review a wide range of reports provided to them by management, RMR and other service providers, including:

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reports on market and industry conditions;

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operating and regulatory compliance reports;

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financial reports;

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reports on risk management activities;

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regulatory and legislative updates that may impact the Company;

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reports on the security of the Company's information technology processes and the Company's data; and

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legal proceedings updates and reports on other business related matters.

The Board and Board committees discuss these matters among themselves and with representatives of RMR, management of the Company, the Director of Internal Audit, counsel and the Company's independent auditors.

The Audit Committee, which meets at least quarterly and reports its findings to the Board, performs a lead role in helping the Board fulfill its responsibilities for oversight of the Company's financial reporting, internal audit function, risk management and the Company's compliance with legal and regulatory requirements. The Board and Audit Committee review periodic reports from the Company's independent auditors regarding potential risks, including risks related to the Company's internal controls over financial

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reporting. The Audit Committee also annually reviews, approves and oversees an internal audit plan developed by the Company's Director of Internal Audit with the goal of helping the Company systematically evaluate the effectiveness of its risk management, control and governance processes, periodically meets with the Company's Director of Internal Audit to review the results of the Company's internal audits, and directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of the Company's risk management.

The Compensation Committee also evaluates the performance of the Company's Director of Internal Audit and RMR's performance under the Company's business management agreement, including any perceived risks created by compensation arrangements. Also, the Compensation Committee and the Board consider the fact that the Company has a share grant program that requires share grants to vest over a period of years, rather than a stock option program such as is employed by many other publicly owned companies. The Company believes that the use of share grants vesting over time rather than stock options mitigates the incentives for the Company's management to undertake undue risks and encourages management to make longer term and appropriately risk balanced decisions.

While a number of risk management functions are performed, it is not possible to identify all of the risks that may affect the Company or to develop processes and controls to eliminate all risks and their possible effects, and processes and controls employed to address risks may be limited in their effectiveness. Moreover, it is necessary for the Company to bear certain risks to achieve its objectives. As a result of the foregoing and other factors, the Company's ability to manage risk is subject to substantial limitations.

To learn more about the risks facing the Company, you can review the factors included in Part I, "Item 1A. Risk Factors" and "Warning Concerning Forward Looking Statements" in the Annual Report. The risks described in the Annual Report are not the only risks facing the Company. Additional risks and uncertainties not currently known or that may currently be deemed to be immaterial also may materially adversely affect the Company's business, financial condition or results of operations in future periods.

Shareholder Engagement

The Board believes that accountability to shareholders is a mark of good governance and critical to the Company's success. To that end, the Board has established dedicated resources to actively engage with shareholders on a variety of topics to ensure that the Company is addressing their questions, concerns and priorities, to seek input and to provide perspective on Company policies and practices.

In addition to this direct engagement, a number of mechanisms allow shareholders to effectively communicate a point of view to the Board, including:

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the advisory vote to approve executive compensation, which is held regularly in accordance with shareholders' previously selected frequency for holding this vote;

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the ability to direct communications to individual Directors or the entire Board; and

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the ability to attend and voice opinions at the Annual Meeting of Shareholders.

Communication with the Board of Directors

The Board has established a process to facilitate communication by shareholders and other interested parties with Directors. Communications can be addressed to Directors in care of the Secretary, TravelCenters of America LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or sent by filling out a report at the Company's website, www.ta-petro.com. In addition, shareholders and other interested parties may call the Company's toll-free confidential message system at (800) 758-9705.

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Code of Business Conduct and Ethics

In December 2014, the Company adopted revisions to the Code to, among other things:

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clarify that senior level officers of RMR, which provides management services to the Company, are subject to the Code and that other employees of RMR are subject to the Code to the extent involved in RMR's services to the Company;

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prohibit members of the Board, the Company's executive officers and additional designated insiders from (i) engaging in short sale transactions, trading publicly traded options or engaging in hedging transactions with respect to the Company's securities, (ii) pledging Company securities or (iii) holding Company securities in a margin account;

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set quarterly blackout periods during which members of the Board, the Company's executive officers and additional designated insiders may not engage in open market transactions in Company securities;

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include provisions and guidelines to facilitate the use of 10b5-1 trading plans;

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enhance guidelines on limitations on political contributions and activities by or on behalf of the Company and set pre-clearance and notification procedures for political contributions or similar expenditures that may be made by the Company or certain covered persons; and

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remind covered persons that they need to comply with laws restricting the ability of the Company and its employees to give gifts, including meals and entertainment, to public officials and employees.

The Company's shareholders, Directors, executive officers and persons involved in the Company's business can ask questions about the Code and other ethics and compliance issues, or report potential violations as follows: by writing to the Director of Internal Audit at TravelCenters of America LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458; by calling toll-free (800) 758-9705; by e-mailing Internal.Audit@ta-petro.com; or by filling out a report by visiting the Company's website, www.ta-petro.com, clicking "For Investors," clicking "Governance" and then clicking "Report Form."

Director Share Ownership Policy

All Directors receive compensation in Common Shares to align the interests of Directors with those of the Company's shareholders. The Company amended its Governance Guidelines in 2014 to codify its expectation that, subject to certain exemptions, each Director retain at least 50,000 Common Shares within five years of the later of: (i) June 19, 2014 or (ii) the Annual Meeting of Shareholders at which the Director was initially elected or, if earlier, the first Annual Meeting of Shareholders following the initial appointment of the Director to the Board.

Trading Policies

Pursuant to the Company's insider trading policy, Directors and executive officers are required to obtain pre-approval from at least two designated individuals before trading or agreeing to trade in any security of the Company, including by entering into a share trading plan such as a 10b5-1 trading plan. These approval procedures do not apply, however, to regular reinvestments in the Company's securities made pursuant to a dividend reinvestment plan to the extent offered by the Company.

Additionally, the Company's insider trading policy generally prohibits (i) the Company's Directors and officers, (ii) the directors and officers of the Company's subsidiaries, (iii) RMR and its directors and senior level officers, (iv) other employees of the Company and (v) other employees of RMR, to the extent they

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are involved in RMR's services to the Company, from, directly or indirectly through family members or others, purchasing or selling the Company's Common Shares or other equity or debt securities while in possession of material, non-public information concerning the Company. Similar prohibitions also apply to trading in the securities of other publicly held companies to which RMR provides management services on the basis of material, non-public information learned in the course of performing duties for the Company.

Executive Compensation Policies

See the "Compensation Discussion and Analysis" beginning on page 43 for detailed discussion of the Company's executive compensation program.

Shareholder Nominations and Other Proposals

Director Nominations and Shareholder Proposals for the 2016 Annual Meeting of Shareholders:    In order for a shareholder to propose a nominee for election to the Board or propose business outside of Rule 14a-8 under the Exchange Act at the 2016 Annual Meeting of Shareholders, the shareholder must comply with the advance notice and other requirements set forth in the Company's LLC Agreement and Bylaws, which include, among other things, requirements as to the shareholder's timely delivery of advance notice, continuous requisite ownership of Common Shares, holding of a share certificate for such shares at the time of the advance notice and submission of specified information.

Deadline to Submit Nominations and Proposals for the 2016 Annual Meeting of Shareholders:    To be timely, shareholder nominations and proposals intended to be made outside of Rule 14a-8 under the Exchange Act at the 2016 Annual Meeting of Shareholders must be received by the Company's Secretary at the Company's principal executive offices, in accordance with the requirements of the Company's Bylaws, not later than 5:00 p.m. Eastern Time on November 17, 2015 and not earlier than October 18, 2015; provided, that, if the date of the 2016 Annual Meeting of Shareholders is more than 30 days earlier or later than May 28, 2016, then a shareholder's notice must be so delivered not later than 5:00 p.m. Eastern Time on the tenth day following the earlier of the day on which (i) notice of the date of the 2016 Annual Meeting of Shareholders is mailed or otherwise made available or (ii) public announcement of the date of the 2016 Annual Meeting of Shareholders is first made by the Company.

Shareholder proposals pursuant to Rule 14a-8 under the Exchange Act must be received at the Company's principal executive offices on or before November 17, 2015 in order to be eligible to be included in the proxy statement for the 2016 Annual Meeting of Shareholders; provided, that, if the date of the 2016 Annual Meeting of Shareholders is more than 30 days before or after May 28, 2016, such a proposal must be submitted within a reasonable time before the Company begins to print its proxy materials. Under Rule 14a-8, the Company is not required to include shareholder proposals in its proxy materials in certain circumstances or if conditions specified in the rule are not met.

The foregoing description of the requirements for a shareholder to propose a nomination for election to the Board at an annual meeting or other business for consideration at an annual meeting is only a summary and is not a complete listing of all requirements. Copies of the Company's LLC Agreement and Bylaws, including the requirements for shareholder nominations and other proposals, may be obtained by writing to the Company's Secretary at TravelCenters of America LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458, or from the SEC's website, www.sec.gov. Any shareholder considering making a nomination or other proposal should carefully review and comply with those provisions.

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Related Person Transactions

A "related person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company was, is or will be a participant, (ii) the amount involved exceeds $120,000 and (iii) any related person had, has or will have a direct or indirect material interest.

A "related person" means any person who is, or at any time during the applicable period was:

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  a Director, a nominee for Director or an executive officer of the Company;

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  known to the Company to be the beneficial owner of more than 5% of the outstanding Common Shares;

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  an immediate family member of any of the persons referenced in the preceding two bullets, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Director, nominee for Director, executive officer or more than 5% beneficial owner of Common Shares, and any person (other than a tenant or employee) sharing the household of such Director, nominee for Director, executive officer or more than 5% beneficial owner of Common Shares; or

  •
  a firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

The Company has adopted written Governance Guidelines that describe the consideration and approval of any related person transactions. Under these Governance Guidelines, the Company may not enter into any transaction in which any Director or executive officer, any member of the immediate family of any Director or executive officer or any other related person, has or will have a direct or indirect material interest unless that transaction has been disclosed or made known to the Board and the Board reviews and approves or ratifies the transaction by the affirmative vote of a majority of the disinterested Directors, even if the disinterested Directors constitute less than a quorum. If there are no disinterested Directors, the transaction must be reviewed, authorized and approved or ratified by both (i) the affirmative vote of a majority of the Board and (ii) the affirmative vote of a majority of the Independent Directors. In determining whether to approve or ratify a transaction, the Board, or disinterested Directors or Independent Directors, as the case may be, also act in accordance with any applicable provisions of the Company's LLC Agreement and the Company's Bylaws, consider all of the relevant facts and circumstances and approve only those transactions that they determine are fair and reasonable to the Company and the Company's shareholders. All related person transactions described below were reviewed and approved or ratified by a majority of the disinterested Directors or otherwise in accordance with the Company's policies, LLC Agreement and the Company's Bylaws, each as described above. In the case of any transaction with the Company in which any other employee of the Company who is subject to the Code and who has a direct or indirect material interest in the transaction, the employee must seek approval from an executive officer who has no interest in the matter for which approval is being requested. Copies of the Company's Governance Guidelines and Code are available on the Company's website, www.ta-petro.com.

Certain Related Person Transactions

HPT:    HPT was the Company's parent company until 2007 and is the Company's principal landlord and largest shareholder. The Company was created as a separate public company in 2007 as a result of a spin-off from HPT. As of the date of this proxy statement, HPT owned 3,420,000 of the Company's Common Shares, representing approximately 8.9% of the Common Shares outstanding. One of the Company's Managing Directors, Mr. Barry Portnoy, is a managing trustee of HPT. Mr. Barry Portnoy's son, Mr. Adam Portnoy, is also a managing trustee of HPT, and Mr. Barry Portnoy's son-in-law, Mr. Ethan Bornstein, is an executive officer of HPT. The Company's other Managing Director, Mr. Thomas O'Brien,

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who is also the Company's President and Chief Executive Officer, was a former executive officer of HPT. One of the Company's Independent Directors, Mr. Arthur Koumantzelis, was an independent trustee of HPT prior to the Company's spin-off from HPT.

The Company has two leases with HPT, the TA Lease and the Petro Lease, pursuant to which the Company leases 184 properties from HPT. The Company's TA Lease is for 144 properties and the Company's Petro Lease is for 40 properties. The TA Lease expires on December 31, 2022. The Petro Lease expires on June 30, 2024, and may be extended by the Company for up to two additional periods of 15 years each. The Company has the right to use the "TA," "TravelCenters of America" and other trademarks, which are owned by HPT, during the term of the TA Lease. The Company refers to the TA Lease and the Petro Lease collectively as the HPT Leases.

The HPT Leases are "triple net" leases that require the Company to pay all costs incurred in the operation of the leased properties, including costs related to personnel, utilities, inventory, acquisition and provision of services to customers, insurance, real estate and personal property taxes, environmental related expenses, underground storage tank removal costs and, at those properties at which HPT leases the property from the owner and subleases it to the Company, ground lease payments. The Company also is required generally to indemnify HPT for certain environmental matters and for liabilities that arise during the terms of the leases from ownership or operation of the leased properties and, at lease expiration, the Company is required to pay an amount equal to an estimate of the cost of removing underground storage tanks on the leased properties. The HPT Leases also include arbitration provisions for the resolution of disputes.

The TA Lease requires the Company to pay minimum rent to HPT of $163.4 million per year through December 31, 2022. The Petro Lease requires the Company to pay minimum rent to HPT of $61.4 million per year through June 30, 2024. These minimum rent amounts include increases in minimum rent as a result of lease amendments and HPT's purchasing improvements to the properties the Company leases from HPT, as described below.

The Company incurs percentage rent payable to HPT under the TA Lease and the Petro Lease, respectively. In each case, the percentage rent equals 3% of increases in nonfuel gross revenues and 0.3% of increases in gross fuel revenues at the leased properties over base amounts. The increases in percentage rents attributable to fuel revenues are subject to a maximum each year calculated by reference to changes in the consumer price index. Also, as discussed below, HPT has agreed to waive payment of the first $2.5 million of percentage rent that may become due under the Petro Lease; HPT waived $0.6 million of percentage rent under the Petro Lease for the year ended December 31, 2014, pursuant to that waiver; and through December 31, 2014, HPT has cumulatively waived approximately $1.0 million of the $2.5 million of percentage rent to be waived. The total amount of percentage rent (which is net of the waived amount) that the Company incurred during the year ended December 31, 2014 was approximately $3.0 million.

Under the HPT Leases, the Company may request that HPT purchase approved amounts for renovations, improvements and equipment at the leased properties in return for increases in the Company's minimum annual rent according to the following formula: the minimum rent per year will be increased by an amount equal to the amount paid by HPT multiplied by the greater of (i) 8.5% or (ii) a benchmark U.S. Treasury interest rate plus 3.5%. During 2014, pursuant to the terms of the HPT Leases, the Company sold to HPT $66.1 million of improvements the Company previously made to properties leased from HPT, and, as a result, the Company's minimum annual rent payable to HPT increased by approximately $5.6 million. As of December 31, 2014, the Company's property and equipment balance included $32.6 million of improvements of the type that the Company typically requests that HPT purchase for an increase in rent; however, HPT is not obligated to purchase these improvements.

In 2008, the Company entered into a rent deferral agreement with HPT which the Company and HPT subsequently amended in 2011. Pursuant to the deferral agreement, the Company was permitted to defer up to $150.0 million of rent payable to HPT. The Company was not permitted to defer any additional

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    35

amounts of rent after December 31, 2010. As of December 31, 2010, the Company had deferred, in aggregate, $150.0 million of rent, which remained outstanding as of December 31, 2014. The deferral agreement also included a prohibition on share repurchases and dividends by the Company while any deferred rent remains unpaid. Pursuant to the deferral agreement, $107.1 million of the Company's deferred rent will be due and payable on December 31, 2022, and the remaining $42.9 million will be due and payable on June 30, 2024. Interest ceased to accrue on deferred rent owed to HPT by the Company beginning on January 1, 2011; however, the deferred rent amounts shall be accelerated and interest shall begin to accrue on the deferred rent amounts if certain events provided in the deferral agreement occur, including a change of control of the Company, as defined in that agreement. In connection with the deferral agreement, the Company entered into a registration rights agreement with HPT, which provides HPT with certain rights to require the Company to conduct a registered public offering with respect to the Common Shares issued to HPT pursuant to the deferral agreement, which rights continue through the date that is twelve months following the latest of the expiration of the terms of the TA Lease and the Petro Lease.

On August 13, 2013, the travel center located in Roanoke, Virginia that the Company leased from HPT under the TA Lease was taken by eminent domain proceedings brought by the Virginia Department of Transportation ("VDOT") in connection with planned highway construction. The TA Lease provides that the annual rent payable by the Company is reduced by 8.5% of the amount of the proceeds HPT receives from the taking or, at HPT's option, the fair market value rent of the property on the commencement date of the TA Lease. In January 2014, HPT received proceeds from VDOT of $6.2 million, which is a substantial portion of VDOT's estimate of the value of the property, and as a result the Company's annual rent under the TA Lease was reduced by $0.5 million effective January 6, 2014. The Company and HPT are challenging VDOT's estimate of this property's value and the Company expects that the final resolution of this matter will take considerable time. After the VDOT taking, HPT entered a lease agreement with VDOT to lease this property for $40 thousand per month and subleased this property to the Company so that the Company became responsible to pay this VDOT lease rent. Following the expiration of this lease in November 2014, this property was surrendered to the VDOT.

On July 14, 2014, HPT agreed to purchase and lease to the Company under the TA Lease land adjacent to a travel center that HPT owns in Florence, Kentucky. On August 25, 2014, HPT terminated the purchase agreement.

On September 23, 2014, HPT exercised its option to purchase the land and improvements at the travel center the Company subleases from HPT in Waterloo, New York. This transaction is expected to close in October 2015 and the Company expects that, following HPT's purchase, the Company will lease this travel center directly from HPT.

RMR:    RMR provides business management and shared services to the Company pursuant to the business management agreement. One of the Company's Managing Directors, Mr. Barry Portnoy, is Chairman, majority owner and an employee of RMR. Mr. Barry Portnoy's son, Mr. Adam Portnoy, is an owner of RMR and serves as President, Chief Executive Officer and a director of RMR. The Company's other Managing Director, Mr. Thomas O'Brien, who is also the Company's President and Chief Executive Officer, Mr. Andrew Rebholz, the Company's Executive Vice President, Chief Financial Officer and Treasurer, and Mr. Mark Young, the Company's Executive Vice President and General Counsel, are officers and employees of RMR. RMR provides management services to HPT and HPT's executive officers are officers and employees of RMR. Two of the Company's Independent Directors also serve as independent directors or independent trustees of other companies to which RMR or its affiliates provide management services. Mr. Barry Portnoy serves as a managing director or managing trustee of those companies and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies. In addition, officers of RMR serve as the Company's officers and officers of those companies to which RMR or its affiliates provides management services.

Because at least 80% of Messrs. O'Brien's, Rebholz's and Young's business time is devoted to services to the Company, 80% of Messrs. O'Brien's, Rebholz's and Young's total cash compensation (that is, the

 36     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

combined base salary and cash bonus paid by the Company and RMR) was paid by the Company and the remainder was paid by RMR. Messrs. O'Brien, Rebholz and Young are also eligible to participate in certain RMR benefit plans. The Company believes the compensation it paid to these officers reasonably reflected their division of business time; however, periodically, these individuals may divide their business time differently than they do currently and their compensation from the Company may become disproportionate to this division.

The Board has given the Compensation Committee, which is comprised exclusively of Independent Directors, authority to act on the Company's behalf with respect to the Company's business management agreement with RMR. The charter of the Compensation Committee requires the committee to review annually the terms of the business management agreement, evaluate RMR's performance under this agreement and determine whether to renew, amend or terminate the business management agreement.

Pursuant to the business management agreement, RMR assists the Company with various aspects of its business, which may include, but are not limited to, compliance with various laws and rules applicable to the Company's status as a publicly owned company, advice and supervision with respect to the Company's travel centers, site selection for properties on which new travel centers may be developed, identification of, and purchase negotiation for, travel center and gasoline station/convenience store properties and companies, accounting and financial reporting, capital markets and financing activities, investor relations and general oversight of the Company's daily business activities, including legal matters, human resources, insurance programs, management information systems and the like. Under the Company's business management agreement, the Company pays RMR an annual business management fee equal to 0.6% of the sum of the Company's gross fuel margin (which is the Company's fuel sales revenues less the Company's cost of fuel sales) plus the Company's total nonfuel revenues. The fee is payable monthly based on the prior month's margins and revenues. This fee totaled $12.3 million for 2014.

RMR also provides internal audit services to the Company in return for the Company's share of the total internal audit costs incurred by RMR for the Company and other publicly owned companies to which RMR or its affiliates provide management services, which amounts are subject to approval by the Compensation Committee. The Company's Audit Committee appoints the Company's Director of Internal Audit. The Company's share of RMR's costs of providing this internal audit function was approximately $0.3 million for 2014. These allocated costs are in addition to the business management fees paid to RMR.

The current term of the Company's business management agreement with RMR ends on December 31, 2015 and automatically renews for successive one-year terms unless the Company or RMR gives notice of nonrenewal before the end of an applicable term. On March 12, 2015, the Company and RMR entered into an amended and restated business management and shared services agreement, which was approved by the Company's Compensation Committee, comprised solely of the Company's Independent Directors. As amended, RMR may terminate the business management agreement upon 120 days' written notice, and the Company continues to have the right to terminate the business management agreement upon 60 days' written notice, subject to approval by a majority vote of the Company's Independent Directors. As amended, if the Company terminates or elects not to renew the business management agreement other than for cause, as defined, the Company is obligated to pay RMR a termination fee equal to 2.875 times the annual base management fee and the annual internal audit services expense, which amounts are based on averages during the 24 consecutive calendar months prior to the date of notice of nonrenewal or termination. Also, as amended, RMR agrees to provide certain transition services for the Company for 120 days following termination by the Company or notice of termination by RMR. The business management agreement includes arbitration provisions for the resolution of disputes.

Under the Company's business management agreement with RMR, the Company acknowledges that RMR also provides management services to other companies, including HPT. The fact that RMR has responsibilities to other entities, including the Company's largest landlord, HPT, could create conflicts; and

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    37

in the event of such conflicts, the business management agreement allows RMR to act on its own behalf and on behalf of HPT or such other entity rather than on the Company's behalf.

The Company is also generally responsible for all of its expenses and certain expenses incurred by RMR on the Company's behalf. Pursuant to the Company's business management agreement, RMR may from time to time negotiate on the Company's behalf with certain third party vendors and suppliers for the procurement of services to the Company. As part of this arrangement, the Company has in the past and may in the future enter agreements with RMR and other companies to which RMR provides management services for the purpose of obtaining more favorable terms from such vendors and suppliers.

The Company has a property management agreement with RMR under which RMR provides building management services to the Company for its headquarters building. The charter of the Company's Compensation Committee requires that the committee annually review the property management agreement, evaluate RMR's performance under this agreement and renew, amend or terminate this agreement. The Company paid RMR $0.1 million for property management services at the Company's headquarters building for 2014.

Under the Amended and Restated TravelCenters of America LLC 2007 Equity Compensation Plan (the "2007 Equity Compensation Plan"), the Company grants restricted shares to certain employees of RMR who are not also Directors, officers or employees of the Company. The Company granted a total of 62,550 shares with an aggregate value of $0.6 million to such persons in 2014, based upon the closing price of the Common Shares on the NYSE on the date of grant. One fifth of those shares vested on the grant date and one fifth vests on each of the next four anniversaries of the grant date. These share grants to RMR employees are in addition to both the fees the Company pays to RMR and the Company's share grants to the Company's Directors, officers and employees. On occasion, the Company has entered into arrangements with former employees of the Company or RMR in connection with the termination of their employment with the Company or RMR, providing for the acceleration of vesting of shares previously granted to them under the 2007 Equity Compensation Plan. Additionally, each of the Company's President and Chief Executive Officer, Executive Vice President, Chief Financial Officer and Treasurer and Executive Vice President and General Counsel received grants of restricted shares of other companies to which RMR provides management services, including HPT, in their capacities as officers of RMR.

Other Relationships with HPT and RMR:    In connection with the Company's spin-off from HPT in 2007, the Company entered a transaction agreement with HPT and RMR, pursuant to which the Company granted HPT a right of first refusal to purchase, lease, mortgage or otherwise finance any interest the Company owns in a travel center before the Company sells, leases, mortgages or otherwise finances that travel center to or with another party, and the Company granted HPT and any other company to which RMR provides management services a right of first refusal to acquire or finance any real estate of the types in which they invest before the Company does. The Company also agreed that for so long as the Company is a tenant of HPT the Company will not permit: (i) the acquisition by any person or group of beneficial ownership of 9.8% or more of the voting shares or the power to direct the management and policies of the Company or any of the Company's subsidiary tenants or guarantors under the Company's leases with HPT; (ii) the sale of a material part of the Company's assets or of any such tenant or guarantor or (iii) the cessation of the Company's continuing Directors to constitute a majority of the Board or any such tenant or guarantor. Also, the Company agreed not to take any action that might reasonably be expected to have a material adverse impact on HPT's ability to qualify as a real estate investment trust and to indemnify HPT for any liabilities it may incur relating to the Company's assets and business. The transaction agreement includes arbitration provisions for the resolution of disputes.

Affiliates Insurance Company ("AIC"):    The Company, RMR, HPT and four other companies to which RMR provides management services currently own AIC, an Indiana insurance company, and are parties to an amended and restated shareholders agreement regarding AIC. On May 9, 2014, as a result of a change in control of Equity Commonwealth (formerly CommonWealth REIT) ("EQC"), as defined in the amended and restated shareholders agreement, the Company and the other AIC shareholders purchased

 38     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

pro rata the AIC shares EQC owned in accordance with the terms of that agreement. Pursuant to that purchase, the Company purchased 2,857 AIC shares from EQC for $0.8 million. Following these purchases, the Company and the other remaining six AIC shareholders each owns approximately 14.3% of AIC.

A majority of the Company's Directors and most of the trustees and directors of the other AIC shareholders currently serve on the board of directors of AIC. RMR provides management and administrative services to AIC pursuant to a management and administrative services agreement with AIC. The Company's Governance Guidelines provide that any material transaction between the Company and AIC shall be reviewed, authorized and approved or ratified by the affirmative votes of both a majority of the Board and a majority of the Company's Independent Directors. The shareholders agreement among the Company, the other shareholders of AIC and AIC includes arbitration provisions for the resolution of disputes.

In June 2014, the Company and the other shareholders of AIC purchased a one-year property insurance policy providing $500.0 million of coverage pursuant to an insurance program arranged by AIC and with respect to which AIC is a reinsurer of certain coverage amounts. The Company paid AIC a premium, including taxes and fees, of approximately $1.6 million in connection with that policy, which amount may be adjusted from time to time as the Company acquires or disposes of properties that are included in the policy.

Directors' and Officers' Liability Insurance:    In September 2014, the Company purchased a two-year combined directors' and officers' insurance policy with RMR and five other companies to which RMR provides management services that provides $10.0 million in aggregate primary coverage, including certain errors and omission coverage. At that time, the Company also purchased separate additional one-year directors' and officers' liability insurance policies that provide $20.0 million of aggregate excess coverage plus $5.0 million of excess non-indemnifiable coverage. The total premium payable by the Company for these policies purchased in September 2014 was approximately $0.4 million.

Petro Travel Plaza Holdings LLC ("PTP"):    PTP is a joint venture between the Company and Tejon Development Corporation, that owns two travel centers and two gasoline stations/convenience stores in California. The Company owns a 40% interest in PTP and operates the two travel centers and two gasoline stations/convenience stores PTP owns for which the Company receives management and accounting fees, which totaled $0.8 million for 2014. At December 31, 2014, the Company had a net receivable from PTP of $0.4. The Company recognized income of $3.1 million during the year ended December 31, 2014 related to this investment, which is separate from and in addition to the management and accounting fees the Company earned.

The foregoing descriptions of the Company's agreements with HPT, RMR, AIC and PTP are summaries and are qualified in their entirety by the terms of the agreements. A further description of the terms of certain of those agreements is included in the Annual Report filed with the SEC for the year ended December 31, 2014. In addition, copies of certain of the agreements evidencing these relationships are filed with the SEC and may be obtained from the SEC's website, www.sec.gov.

The Company believes that its agreements with HPT, RMR, AIC and PTP are on commercially reasonable terms. The Company also believes that its relationships with HPT, RMR, AIC and PTP and their affiliated and related persons and entities benefit the Company, and, in fact, provide the Company with competitive advantages in operating and growing its business.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    39

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers, Directors and certain persons who own more than 10% of the outstanding Common Shares are required by Section 16(a) of the Exchange Act and related regulations:

•
to file reports of their ownership of Common Shares with the SEC and the NYSE; and

•
to furnish the Company with copies of the reports.

The Company received written representations from each such person who did not file an annual statement on Form 5 with the SEC that no Form 5 was due. Based on its review of the reports and representations, the Company believes that all Section 16(a) reports were filed timely in 2014.

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Common Shares by each Director, each Director nominee, each individual named in the 2014 Summary Compensation Table on page 49, and the Company's Directors, Director nominees and executive officers as a group, all as of March 16, 2015. Unless otherwise noted, voting power and investment power in the Company's Common Shares are exercisable solely by the named person.

Name and Address*	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares**	Additional Information

Thomas M. O'Brien	1,662,190.5	4.3%

Andrew J. Rebholz	467,778	1.2%

Michael J. Lombardi	313,460	Less than 1%

Mark R. Young	227,001	Less than 1%

Barry A. Richards	136,072	Less than 1%

Barry M. Portnoy	78,911.6	Less than 1%	HPT owns 3,420,000 Common Shares. In his capacity as a managing trustee of HPT and as Chairman, a director and majority beneficial owner of RMR, Mr. Barry Portnoy may also be deemed to beneficially own (and have shared voting and dispositive power over) the 3,420,000 Common Shares beneficially owned by HPT, but Mr. Barry Portnoy disclaims such beneficial ownership.

Barbara D. Gilmore	66,500	Less than 1%	Includes 10,000 Common Shares owned by Ms. Gilmore's husband. Ms. Gilmore disclaims beneficial ownership of these shares, except to the extent of her pecuniary interest in the shares.

Arthur G. Koumantzelis	57,061.4	Less than 1%

 40     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

Lisa Harris Jones	16,500	Less than 1%

Joseph L. Morea	9,000	Less than 1%

All Directors and executive officers as a group (ten persons)	3,034,474.5	7.9%

*
The address of each identified person or entity is: c/o TravelCenters of America LLC, 24601 Center Ridge Road, Suite 200, Westlake, Ohio 44145.

**
Based on approximately 38,336,358 Common Shares outstanding as of February 11, 2015.

Principal Shareholders

Set forth in the table below is information about the number of shares held by persons the Company knows to be the beneficial owners of more than 5% of the Company's Common Shares.

Name and Address	Aggregate Number of Shares Beneficially Owned*	Percent of Outstanding Shares**	Additional Information

Hospitality Properties Trust Two Newton Place 255 Washington Street Suite 300 Newton, Massachusetts 02458	3,420,000	8.9%	Based solely on a Schedule 13G/A filed
with the SEC on January 30, 2015
by HPT:

•

HPT owns and has sole voting and dispositive power over 3,420,000 Common Shares. Barry M. Portnoy and Adam D. Portnoy are managing trustees of HPT. RMR manages HPT. RMR is beneficially owned by Barry M. Portnoy and Adam D. Portnoy; Barry Portnoy is Chairman and a director of RMR and Adam Portnoy is President, Chief Executive Officer and a director of RMR. Barry Portnoy directly owns 78,911.6 Common Shares and Adam Portnoy directly owns 87,263.8 Common Shares (including 22,200 Common Shares subject to vesting annually through 2017). Under certain regulatory definitions, RMR and Messrs. Barry and Adam Portnoy may be deemed to beneficially own (or to have shared voting and dispositive power over) the Common Shares owned by HPT; however, RMR and Messrs. Barry and Adam Portnoy have each disclaimed such beneficial ownership.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    41

Capital Research Global Investors ("Capital Research") 333 South Hope Street Los Angeles, California 90071	2,423,750	6.3%	Based solely on a Schedule 13G/A filed with the SEC on February 13, 2015 by Capital Research:

•

Capital Research is a division of Capital Research and Management Company ("CRMC"). Capital Research is deemed to be the beneficial owner of 2,423,750 Common Shares as a result of CRMC acting as adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

*
As of December 31, 2014.

**
The Company's LLC Agreement and other agreements to which the Company is a party place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class or series of the Company's shares. Additionally, the terms of the Company's leases with HPT and the Company's agreement with RMR contain provisions whereby the Company's rights under these agreements may be cancelled by HPT and RMR, respectively, upon the acquisition by any person or group of more than 9.8% of the Company's voting securities or upon other change in control events, as defined. If the violation of these ownership limitations causes a lease or contract default, shareholders causing the default may become liable to the Company or to other shareholders for damages. In addition, in order to help the Company preserve the tax treatment of the Company's net operating losses and other tax benefits, the Company's Bylaws generally provide that transfers of the Company's shares to a person, entity or group that is then, or would become as a result, an owner of 5% or more of the Company's outstanding shares under applicable standards would be void in total for transferees then already owning 5% or more of the Company's shares, and for transferees that would otherwise become owners of 5% or more of the Company's shares, to the extent the transfer would so result in such level of ownership by the proposed transferee and to the extent not approved by the Company. The 5% ownership limitation under the Company's Bylaws is determined based on applicable tax rules. Capital Research has represented to the Company that it does not own 5% or more of the Company's shares under those applicable tax rules or in violation of the 5% ownership limitation under the Company's Bylaws. The percentages indicated are based on approximately 38,336,358 Common Shares outstanding as of February 11, 2015.

 42     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

This Compensation Discussion and Analysis provides a detailed description of the Company's executive compensation philosophy and programs, the compensation decisions the Compensation Committee made under those programs in 2014 and the factors which impacted those decisions. This Compensation Discussion and Analysis discusses the compensation of the Company's "named executive officers" for 2014, who are the officers for whom compensation disclosure is required to be made in this proxy statement under SEC rules. For 2014, the Company's named executive officers were:

Name	Title

Thomas M. O'Brien	President and Chief Executive Officer
Andrew J. Rebholz	Executive Vice President, Chief Financial Officer and Treasurer
Mark R. Young	Executive Vice President and General Counsel
Michael J. Lombardi	Executive Vice President
Barry A. Richards	Executive Vice President

Compensation Philosophy and Process

The Company's compensation program is designed to help the Company achieve its business objectives, which include increasing, on a long-term basis, the value of the Company by improving the Company's financial and operating performance, improving the Company's competitive position within its industry and managing risks facing the Company.

Individual performance is an important factor in determining each element of compensation. The Compensation Committee determines the compensation of the Company's President and Chief Executive Officer, the Executive Vice President, Chief Financial Officer and Treasurer and the Executive Vice President and General Counsel, and determines the amount and terms of share grants to all of the Company's executive officers. The Compensation Committee recommends to the Board and the Board determines all compensation, other than share grants, for the Company's executive officers other than the Company's President and Chief Executive Officer, the Executive Vice President, Chief Financial Officer and Treasurer and the Executive Vice President and General Counsel. There is no formulaic approach to the determinations of an executive officer's compensation; these determinations are made in the discretion of the Compensation Committee and the Board. Determinations of an executive officer's compensation are also not made as a direct result of benchmarking compensation against that of other companies.

The Compensation Committee and the Board believe it is important to further align the interests of the Company's executive officers with those of the Company's shareholders and therefore have determined that a significant portion of each executive officer's annual compensation will be paid in the form of share awards that vest subject to continued employment over periods ranging from four to nine years from the date of grant. The Compensation Committee and the Board also believe that performance of the Company's executive officers may be improved by paying a substantial portion of each executive officer's cash compensation as an annual bonus. The Compensation Committee and the Board currently limit the annual base salaries of the Company's executive officers and utilize changes in annual cash bonus amounts as the primary mechanism for effecting annual compensation adjustments for its executive officers.

The primary factor considered by the Compensation Committee and the Board when determining discretionary compensation for the Company's executive officers is the historical cash and equity

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    43

compensation paid to each executive officer and to the Company's other executive officers with similar responsibilities. However, the Compensation Committee and the Board also consider, among other things, the executive officer's:

  •
  accomplishments during the year;

  •
  ability to identify areas for the Company's improvement and to achieve benefits from those improvements;

  •
  quality of decisions made;

  •
  ability to lead employees both in routine activities and in special projects;

  •
  change in performance as compared to the prior year;

  •
  perceived potential for future development and for assuming additional or alternative duties in the future;

  •
  background, training, education and experience; and

  •
  specific areas of expertise and value to the Company, and the likelihood that the Company could find a suitable replacement on a timely and cost effective basis.

In addition to the consideration of the various factors described in the preceding paragraphs, the Compensation Committee and the Board consider available compensation data for public companies that are engaged in businesses similar to the Company's business or that possess size or other characteristics that are similar to the Company. None of the Company's direct competitors are public companies and therefore the Company does not have access to the compensation practices and amounts of those companies. Consequently, in order to obtain a general understanding of current trends in compensation practices and ranges of amounts being awarded by other public companies, the Company compiled and reviewed comparative data gleaned from public filings regarding compensation paid by a group of public companies in the following industries: specialty retail; hotels, restaurants and leisure; food retail and food and staples retailing industries.1

Because the primary factor considered by the Compensation Committee and the Board is the historical compensation paid to each individual executive officer and to other executives with similar responsibilities, the Compensation Committee and the Board believe that the Company's compensation philosophy with respect to the Company's executive officers helps limit incentives for management to take excessive risk for short-term benefit.

Details of 2014 Compensation Process

In September 2014, Ms. Gilmore, the Chair of the Compensation Committee, met with Mr. Barry Portnoy, the Company's (non-employee) Managing Director, Mr. Adam Portnoy, President and Chief Executive Officer of RMR, and the chairs of the compensation committees of the other public companies for which RMR provides services. RMR provides management services to the Company, Government Properties Income Trust, HPT, Select Income REIT, Senior Housing Properties Trust and Five Star Quality Care, Inc. The purposes of this meeting were, among other things, to discuss compensation philosophy regarding potential share grants to be made by the Company and to consider the compensation payable to the Company's Director of Internal Audit (who provides services to the Company and to other companies to which RMR provides management services), as well as to consider the allocation of internal audit and related services costs among the Company and other companies to which RMR provides such services.

1
This group of public companies was comprised of Advance Auto Parts, Inc.; AutoZone, Inc.; Brinker International, Inc.; Casey's General Stores, Inc.; Cracker Barrel Old Country Store, Inc.; CST Brands, Inc.; Darden Restaurants, Inc.; Energy Transfer Partners, LP; Genuine Parts Company; Jack in the Box Inc.; Marathon Petroleum Corporation; Office Depot, Inc.; Staples, Inc.; Starbucks Corporation; Sunoco LP; The Pantry, Inc.; Wendy's International, Inc.; and YUM! Brands, Inc.

 44     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

At a Compensation Committee meeting in December 2014, the Compensation Committee conducted a review of executive and employee compensation and considered recommendations arising from the September 2014 meeting, recommendations provided by management and other factors such as: (i) the amount of cash compensation historically paid to each executive officer; (ii) the amounts and value of historical share awards made to each executive officer; (iii) the amounts of cash compensation and share awards paid to persons with similar levels of responsibility; (iv) the then current market prices of the Common Shares; (v) the performance of each executive officer during 2014; (vi) each executive officer's expected future contributions to the Company; (vii) each executive officer's relative mix of cash and noncash compensation; (viii) the comparative data about executive compensation trends and amounts that the Company assembled and (ix) the Company's financial position and operating performance in the past year and the Company's perceived future prospects. The Compensation Committee did not engage a compensation consultant to participate in the determination or recommendation of the amounts or form of compensation for the Company's executive officers. Messrs. O'Brien, Rebholz and Young participated in parts of the Compensation Committee meeting with regard to consideration of compensation generally and to the Company's other officers, but they left that meeting and did not participate in the Compensation Committee's determination and recommendation of their compensation. Mr. Barry Portnoy participated in parts of the Compensation Committee meeting, but left the meeting and did not participate in the final decisions and recommendations made by the Compensation Committee. All Board members participated in the Board decisions on compensation which were not determined by the Compensation Committee.

Compensation Components

The mix of base salary, cash bonus and equity compensation that the Company pays to its executive officers varies depending on the executive officer's position and responsibilities with the Company. The Compensation Committee does not follow a set formula or specific guidelines in determining how to allocate the compensation components for the executives.

The components of the compensation packages of the Company's executive officers are as follows:

Base Salary

Base salaries are reviewed annually and adjusted, if appropriate, on a subjective basis based upon consideration of a number of factors including, but not limited to, the individual performance factors described above, as well as (i) the historical amount paid to each executive officer; (ii) a comparison of the executive officer's pay to that of other individuals within the Company and the relative responsibilities, titles, roles, experiences and capabilities of such other individuals; (iii) the comparative data about executive compensation trends and amounts that the Company assembled; (iv) the Company's financial position and operating performance throughout the relevant year and (v) for officers other than the Chief Executive Officer, Chief Financial Officer and General Counsel, an evaluation of the officers' performance provided by Messrs. O'Brien, Rebholz and Young. In 2014, the Company continued its practice of limiting the annual base salaries of the Company's executive officers to a maximum of $300,000, with the exception of Mr. Lombardi whose annual base salary continues to be limited to $339,000, which is the annual base salary amount that was established for him by the Company's predecessor. For 2015, the Compensation Committee also determined to maintain the annual base salary for each of the named executive officers at its prior level, with the exception of Mr. Richards whose annual base salary for 2015 was increased from $267,000 to $300,000.

Annual Bonus and Share Award Plan

Each of the Company's executive officers is eligible to receive an annual cash bonus and share award. There is no formulaic approach used in determining the amount of these annual cash and share awards. The cash bonus and share awards are determined on a subjective basis by the Compensation Committee and the Board, as the case may be, based upon consideration of a number of factors, which include the factors taken into account in connection with the base salary determinations discussed above. In addition, in determining cash bonus and share awards for the Company's executive officers, the Compensation

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    45

Committee and the Board also consider the recommendations of the Chair of the Compensation Committee, Ms. Gilmore, following her meeting with Messrs. Portnoy and the chairs of the compensation committees of other public companies for which RMR provides services. In light of the limitations imposed on the annual base salaries of the Company's executive officers that are described above, changes in annual cash bonus amounts are the primary mechanism for effecting annual compensation adjustments for the Company's executive officers. For bonus amounts paid to the Company's executive officers for 2014, there were no bonus targets established. In addition, no bonus targets have been established for purposes of bonus amounts that may be paid to the Company's executive officers in 2015.

For 2014, the Compensation Committee awarded Mr. O'Brien a bonus of $1,720,000 in cash and also awarded him 200,000 Common Shares that will vest in ten equal annual installments beginning on the grant date. The shares awarded had a value at the grant date of $1,950,000; the vested portion of the share award was therefore $195,000 as of the grant date. In making this cash bonus and this share award, the Compensation Committee considered, among other things, Mr. O'Brien's performance in leading the Company through 2014; his role in expanding the Company's business and profitability; his management of capital and operating expenditures in relation to the prevailing business levels; his role in maintaining fuel sales and pricing in order to maintain fuel margin, particularly in light of technological developments, customer demands and regulatory conditions toward increasing truck engine fuel conservation per mile driven; his role in assessing capital market opportunities and opportunistically procuring capital; his role in the Company's regulatory compliance; his development of new, and enhancement of existing, marketing programs, operating initiatives, products and services that take advantage of the Company's competitive strengths to grow the Company's business in a slowly recovering economy and position the Company for future growth; his role in identifying potential acquisitions and structuring and negotiating acquisitions for the Company; his role in the integration of travel centers and convenience stores the Company acquired in 2011, 2012, 2013 and 2014 with the Company's existing operations and in furtherance of the Company's growth strategies; his role in negotiating a natural gas initiative with Shell; his role in negotiating other agreements with Company suppliers and customers and managing risks facing the Company; and his role in recommending and enhancing the Company's internal controls and causing the Company to restore its timely financial reporting. The Compensation Committee determined that the share award would vest over time to ensure a continuing commonality of interest between Mr. O'Brien and the Company's shareholders, to provide Mr. O'Brien with an incentive to remain with the Company to earn the unvested portion of the award and to encourage appropriate levels of risk taking in his decisions affecting the Company's business in the short-term and in the long-term. The foregoing description of the share award to Mr. O'Brien during 2014 does not include the share award granted to him in his capacity as one of the Company's Managing Directors.

The annual cash bonuses for Mr. Rebholz and Mr. Young were determined by the Compensation Committee after consideration of similar criteria described above with regard to Mr. O'Brien as applied to Mr. Rebholz's and Mr. Young's respective performances as well as other matters particular to their respective roles and after consideration of the other matters noted above, as applicable, that the Compensation Committee considers in determining compensation generally. The annual cash bonuses for the Company's executive officers, other than Messrs. O'Brien, Rebholz and Young, were recommended by the Compensation Committee and approved by the Board based upon the consideration and evaluation of each executive's performance and level of total compensation as well as the other matters noted above with regard to the compensation paid to Messrs. O'Brien, Rebholz and Young. These considerations included, but were not limited to, each executive officer's historical level of total compensation and the Company's financial and operating performance during 2014.

Because at least 80% of Messrs. O'Brien's, Rebholz's and Young's business time is devoted to services to the Company, 80% of Messrs. O'Brien's, Rebholz's and Young's total cash compensation (that is, the combined base salary and cash bonus paid by the Company and RMR) was paid by the Company and the remainder was paid by RMR. Messrs. O'Brien, Rebholz and Young are also eligible to participate in certain RMR benefit plans.

 46     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

The Company made equity awards under the 2007 Equity Compensation Plan to the Company's executive officers and others based upon factors that the Compensation Committee considered relevant to align the interests of the persons to whom awards were made with the Company's business objectives, which include, but are not limited to, increasing, on a long-term basis, the value of the Company by improving the Company's prospects, competitive position within its industry and financial and operating performance, managing risks facing the Company, as well as achieving strategic initiatives and objectives. In addition to the award of Common Shares made to Mr. O'Brien during 2014, the Compensation Committee awarded Common Shares to each of the Company's other executive officers who were employed by the Company at the grant date. These awards ranged in size and value from 50,000 Common Shares, having a grant date value of $487,500, to 100,000 Common Shares, having a grant date value of $975,000. In determining the size of each share award, the Compensation Committee considered the responsibilities of the executive, the prior year's share grant, the relation of the size of the award to the size of the share award made to Mr. O'Brien and other factors, including their past and expected future performances and cash bonuses, the total value of the granted shares relative to the value of past grants, 2014 annual cash salaries, the executive officer's tenure with the Company and the Company's operational results during 2014. In each case, the Compensation Committee determined that the share awards would vest in five equal annual installments for those other executive officers (other than Mr. Rebholz whose shares vest in ten equal annual installments), in each case with the first tranche being vested on the date of the grant, to ensure a continuing commonality of interest between the recipients and the Company's shareholders, to provide the Company's executives with an incentive to remain with the Company to earn the unvested portion of the award and to encourage appropriate levels of risk taking in their long-term decisions affecting the Company's business.

Other Benefits

The Company's executive officers are entitled to participate in the Company's benefit plans on the same terms as the Company's other employees. These plans include medical, dental and life insurance plans and a defined contribution retirement plan. The Company suspended matching contribution payments to the Company's defined contribution retirement plan in May 2009 and such payments were reinstated effective January 1, 2015. The Company does not provide other executive perquisites.

All Other Payments

The Summary Compensation Table below includes a column for amounts described as "All Other Compensation." For each of those years, there were no such amounts paid by the Company to the Company's executive officers.

Say on Pay Results

The Company's current policy, consistent with the prior vote of the Company's shareholders, is to provide shareholders with an opportunity to approve, on an advisory basis, the compensation of named executive officers once every three years at the Annual Meeting of Shareholders. Accordingly, the Company is providing shareholders at the 2015 Annual Meeting of Shareholders with an opportunity to approve the compensation of the named executive officers in this proxy statement. For more information, see Item 3 beginning on page 62 of this proxy statement. In evaluating the Company's compensation process for 2014, the Compensation Committee generally considered the results of the advisory vote of the Company's shareholders on the compensation of the executive officers named in the proxy statement for the Company's 2012 Annual Meeting of Shareholders. The Compensation Committee noted that more than 93% of votes cast approved the compensation of the named executive officers as described in the Company's 2012 proxy statement. The Compensation Committee considered these voting results as supportive of the committee's general executive compensation practices, which have been consistently applied since that prior vote of the Company's shareholders on the Company's executive compensation.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    47

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee, prior to the appointment of Mr. Morea to the Board, has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2014.

                                Barbara D. Gilmore, Chair
                                Lisa Harris Jones
                                Arthur G. Koumantzelis

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of the Company's four Independent Directors. No member of the Compensation Committee is a current, or during 2014 was a former, officer or employee of the Company. During 2014, no member of the Compensation Committee had a relationship that must be described under SEC rules relating to disclosure of related person transactions. In 2014, none of the Company's executive officers served (i) on the compensation committee of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company or (ii) on the board of directors or board of trustees of any entity that had one or more of its executive officers serving on the Compensation Committee of the Company. Two of the members of the Compensation Committee serve as independent directors or independent trustees and compensation committee members of other public companies to which RMR or one of its affiliates provides management services.

 48     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

EXECUTIVE COMPENSATION

The following tables, narratives and footnotes discuss the compensation of the Company's Chief Executive Officer, Chief Financial Officer and certain other executive officers of the Company at December 31, 2014, who are the Company's named executive officers. The compensation information for the persons included in the compensation tables are for services rendered to the Company and its subsidiaries and do not include information regarding any compensation received by such persons for services rendered to RMR.

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)*	All Other Compensation ($)	Total ($)

Thomas M. O'Brien[1]	2014	$300,000	$1,720,000	$2,024,700	$—	$4,044,700
President and Chief	2013	300,000	1,600,000	1,684,875	—	3,584,875
Executive Officer	2012	300,000	1,540,000	910,400	—	2,750,400

Andrew J. Rebholz	2014	300,000	570,000	975,000	—	1,845,000
Executive Vice President,	2013	300,000	516,000	801,000	—	1,617,000
Chief Financial Officer	2012	300,000	490,000	436,000	—	1,226,000
and Treasurer

Michael J. Lombardi	2014	339,000	360,000	487,500	—	1,186,500
Executive Vice President	2013	339,000	316,000	400,500	—	1,055,500
	2012	339,000	295,000	218,000	—	852,000

Mark. R. Young	2014	300,000	375,000	487,500	—	1,162,500
Executive Vice President	2013	300,000	320,000	400,500	—	1,020,500
and General Counsel	2012	300,000	300,000	218,000	—	818,000

Barry A. Richards	2014	267,000	305,000	487,500	—	1,059,500
Executive Vice President	2013	255,000	283,000	400,500	—	938,500
	2012	240,000	275,000	218,000	—	733,000

*
Represents the grant date fair value of shares granted in 2014, 2013 and 2012, as applicable, compiled in accordance with FASB Accounting Standards Codification Topic 718, "Compensation—Stock Compensation", or ASC 718. No assumptions are used in this calculation.

1
Mr. O'Brien's share awards amounts include $74,700, $82,875 and $38,400 of compensation received for services as Managing Director for 2014, 2013 and 2012, respectively.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    49

2014 Grants of Plan Based Awards

Share awards granted by the Company to the Company's Chief Executive Officer and Chief Financial Officer in 2014 provide that one tenth of each award vests on the grant date and one tenth vests on each of the next nine anniversaries of the grant date. Share awards granted by the Company to the Company's other named executive officers in 2014 provide that one fifth of each award vests on the grant date and one fifth vests on each of the next four anniversaries of the grant date. In the event a recipient who has been granted a share award ceases to perform duties for the Company or ceases to be an officer or an employee of RMR or any company that RMR manages or that is affiliated with RMR during the vesting period, at the Company's option, the recipient shall forfeit the Common Shares that have not yet vested. Holders of vested and unvested shares awarded under the 2007 Equity Compensation Plan are eligible to receive distributions that the Company makes, if any, on its shares on the same terms as other holders of the Common Shares.

The following table shows shares granted in 2014, including vested and unvested grants.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)*

Thomas M. O'Brien	6/19/2014	9,000**	$ 74,700
	12/2/2014	200,000	1,950,000
Andrew J. Rebholz	12/2/2014	100,000	975,000
Michael J. Lombardi	12/2/2014	50,000	487,500
Mark R. Young	12/2/2014	50,000	487,500
Barry A. Richards	12/2/2014	50,000	487,500

*
Equals the number of shares multiplied by the closing price on the date of grant, which is also the grant date fair value under ASC 718. No assumptions are used in this calculation.

**
Shares granted in Mr. O'Brien's capacity as a Managing Director, which vested fully on the grant date.

 50     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

2014 Outstanding Equity Awards at Fiscal Year-End

		Stock Awards
Name	Year Granted	Number of Shares or Units of Stock That Have Not Vested (#)*	Market Value of Shares or Units of Stock That Have Not Vested ($)**

Thomas M. O'Brien[1]	2014	180,000	$ 2,271,600
	2013	120,000	1,514,400
	2012	140,000	1,766,800
	2011	120,000	1,514,400
	2010	100,000	1,262,000
	2009	80,000	1,009,600
	2008	60,000	757,200
	2007	40,000	504,800

Andrew J. Rebholz[1]	2014	90,000	1,135,800
	2013	60,000	757,200
	2012	70,000	883,400
	2011	60,000	757,200
	2010	50,000	631,000

Michael J. Lombardi	2014	40,000	504,800
	2013	22,500	283,950
	2012	20,000	252,400
	2011	10,000	126,200

Mark R. Young	2014	40,000	504,800
	2013	22,500	283,950
	2012	20,000	252,400
	2011	10,000	126,200

Barry A. Richards	2014	40,000	504,800
	2013	22,500	283,950
	2012	20,000	252,400
	2011	10,000	126,200

*
Unless noted otherwise, share awards granted by the Company to the Company's named executive officers provide that one fifth of each award vests on the grant date and one fifth vested or vests on each of the next four anniversaries of the grant date. The shares granted in 2014 were granted on December 2, 2014; the shares granted in 2013 were granted on November 19, 2013; the shares granted in 2012 were granted on December 4, 2012; the shares granted in 2011 were granted on November 29, 2011; the shares granted in 2010 were granted on December 1, 2010; the shares granted in 2009 were granted on December 8, 2009; the shares granted in 2008 were granted on November 24, 2008; and the shares granted in 2007 were granted on November 26, 2007. At the Company's option, in the event a recipient who has been granted a share award ceases to perform duties for the Company, RMR or any company that RMR manages or that is affiliated with RMR during the vesting period, the recipient shall forfeit all or a portion of the shares that have not yet vested.

**
Equals the number of shares multiplied by the closing price of the Common Shares on December 31, 2014.

1
These share awards provide that one tenth of each award vested on the grant date and one tenth vests on each of the next nine anniversaries of the grant date.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    51

2014 Stock Vested

The following table shows share grants that vested in 2014, including shares granted in prior years.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)*

Thomas M. O'Brien**	164,000	$ 1,578,100
Andrew J. Rebholz	47,500	456,000
Michael J. Lombardi	46,500	446,560
Mark R. Young	46,500	446,560
Barry A. Richards	46,500	446,560

*
Equals the number of shares multiplied by the closing price on the 2014 dates of vesting of grants made in 2014 and prior years.

**
Includes 9,000 Common Shares with a value realized upon vesting of $74,700 granted to Mr. O'Brien in his capacity as a Managing Director.

Potential Payments upon Termination or Change in Control

From time to time, the Company has entered into arrangements with former employees of the Company or RMR in connection with the termination of their employment with the Company or RMR, providing for the acceleration of vesting of restricted shares previously granted to them under the 2007 Equity Compensation Plan and, in certain instances, payments for future services to the Company as a consultant or part time employee and continuation of health care and other benefits. Although the Company has no formal policy, plan or arrangement for payments to employees of the Company or RMR in connection with their termination of employment with the Company or RMR, the Company may in the future provide on a discretionary basis for similar payments depending on various factors the Company then considers relevant and if the Company believes it is in the its best interests to do so.

On December 2, 2014, the Compensation Committee approved grants of 200,000 Common Shares to Mr. Thomas O'Brien, 100,000 Common Shares to Mr. Andrew Rebholz, 50,000 Common Shares to each of Messrs. Mark Young, Michael Lombardi and Barry Richards. These grants were valued at $9.75 per Common Share, the closing price of the Common Shares on the NYSE on the date of grant, and were made under the 2007 Equity Compensation Plan. The form of award letter for the grants to Messrs. O'Brien and Rebholz provides for vesting of the restricted Common Shares in ten equal annual installments beginning on the date of grant and acceleration of vesting of all restricted share grants (including those previously awarded) upon the occurrence of (i) a change in control of the Company (a "Change in Control") or (ii) RMR ceasing to be the manager or shared services provider to the Company (a "Termination Event"). The form of award letter for the grants to each of Messrs. Young, Lombardi and Richards provides for vesting of the restricted Common Shares in five equal annual installments beginning on the date of grant and acceleration of vesting of all restricted share grants (including those previously awarded) upon the occurrence of a Change in Control or Termination Event.

 52     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

The following table describes the potential payments to the Company's named executive officers upon a Change in Control or Termination Event as of December 31, 2014.

Name	Number of Shares Vested Upon Change in Control or Termination Event (#)	Value Realized on Change in Control or Termination Event as of December 31, 2014 ($)*

Thomas M. O'Brien	840,000	$ 10,600,800
Andrew J. Rebholz	330,000	4,164,600
Michael J. Lombardi	92,500	1,167,350
Mark R. Young	92,500	1,167,350
Barry A. Richards	92,500	1,167,350

*
Equals the number of shares multiplied by the closing price of the Company's Common Shares on December 31, 2014.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    53

REPORT OF THE AUDIT COMMITTEE

In the course of the Audit Committee's oversight of the Company's financial reporting process, the committee has: (i) reviewed and discussed with management the audited financial statements for the year ended December 31, 2014; (ii) discussed with McGladrey LLP, the Company's independent auditors, the matters required to be discussed under PCAOB Auditing Standard No. 16; (iii) received the written disclosures and the letter from the auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors' communications with the Audit Committee concerning independence; (iv) discussed with the independent auditors their independence and (v) considered whether the provision of non-audit services by the independent auditors is compatible with maintaining their independence and concluded that it is compatible at this time.

Based on the foregoing review and discussions, the Audit Committee, prior to the appointment of Mr. Morea to the Board, recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2014, for filing with the SEC.

Arthur G. Koumantzelis, Chair Barbara D. Gilmore Lisa Harris Jones

 54     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

APPROVAL OF THE TRAVELCENTERS OF AMERICA LLC 2015 EQUITY COMPENSATION PLAN (ITEM 2)

Shareholders are being asked to approve the TravelCenters of America LLC 2015 Equity Compensation Plan (the "2015 Equity Compensation Plan"), under which 6,000,000 Common Shares will be available for grant pursuant to the terms of the plan (as described below) during the term of the plan.

As noted in the Compensation Discussion and Analysis, the Company believes that equity and equity-based compensation is an important component of our compensation program and believes that it assists in attracting, motivating and retaining talented directors, executives and other service providers. The Company currently maintains the 2007 Equity Compensation Plan. The 2007 Equity Compensation Plan constitutes the only plan the Company currently utilizes to provide equity and equity-based incentive compensation to eligible individuals. The Board has, subject to shareholder approval, adopted the 2015 Equity Compensation Plan in the form attached as Appendix A to this proxy statement. If the 2015 Equity Compensation Plan is approved by shareholders, it will replace the 2007 Equity Compensation Plan. Following (and subject to) such replacement, no additional grants will be made under the 2007 Equity Compensation Plan, although existing awards previously made under the 2007 Equity Compensation Plan will remain outstanding in accordance with their existing terms.

Key factors considered by the Board in adopting the 2015 Equity Compensation Plan and recommending it for shareholder approval include:

  •
  The number of Common Shares available for issuance under the 2015 Equity Compensation Plan is necessary to allow us to continue the Company's equity compensation program beyond the near term. As of March 12, 2015, only 723,780 Common Shares remained available for grant under the 2007 Equity Compensation Plan.

  •
  The 2015 Equity Compensation Plan contains a number of plan provisions favored by shareholders, including:

  •
  a prohibition on the re-pricing of stock options;

  •
  a "claw-back" provision which allows the Company, in certain circumstances, to reduce or reclaim awards in the event of a material restatement of the Company's financials; and

  •
  the ability of the Compensation Committee to impose mandatory holding periods on shares acquired pursuant to awards issued under the plan.

Material Terms of the 2015 Equity Compensation Plan

A copy of the 2015 Equity Compensation Plan is set forth as Appendix A to this proxy statement. The material features of the 2015 Equity Compensation Plan are described below. The following description is intended to be a summary, and does not purport to be a complete statement of the terms of the 2015 Equity Compensation Plan. Accordingly, this summary is qualified in its entirety by reference to Appendix A.

Administration; Purpose

The Compensation Committee or the Board will administer the 2015 Equity Compensation Plan. Accordingly, descriptions below of determinations and actions of the Compensation Committee with respect to the 2015 Equity Compensation Plan may be made by the Board as well. The purpose of the

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    55

2015 Equity Compensation Plan is to encourage employees, officers, directors and other individuals (whether or not employees) who render services to the Company or its subsidiaries to continue their association with the Company by providing opportunities for them to participate in the ownership and future growth of the Company through the granting of equity and equity-based awards.

Available Shares

The 2015 Equity Compensation Plan provides that an aggregate of 6,000,000 Common Shares are available for grants of options to acquire Common Shares ("Options"), Common Shares to be transferred subject to restrictions ("Restricted Shares"), and other share-based rights ("Other Rights"), including Share Appreciation Rights ("SARs") and grants of unrestricted shares, to receive compensation in amounts determined by the value of the Common Shares. Restricted Shares that fail to vest, shares subject to an Option that is not fully exercised prior to its expiration or other termination, shares subject to Other Rights that are not delivered pursuant to such award and shares tendered or withheld for tax withholding purposes shall again become available for grant under the terms of the plan. The maximum number of Common Shares subject to Options that may be granted to any individual in the aggregate in any calendar year may not exceed 100,000 Common Shares. On March 12, 2015 the last reported sale price of the Common Shares on the NYSE was $13.40.

Term

The 2015 Equity Compensation Plan is scheduled to expire on the tenth anniversary of the date of the 2015 Annual Meeting of Shareholders, unless earlier terminated by the Board.

Eligibility

Employees, officers, directors and other individuals who render services to the Company (or its subsidiaries) and who have contributed or may be expected to contribute to the Company's (or its subsidiaries') success are eligible to receive awards of Options, Restricted Shares and Other Rights. As of March 16, 2015, the Company had six executive officers and five non-employee Directors and the Company and its subsidiaries together had approximately 22,800 other employees and service providers who would be eligible to participate in the 2015 Equity Compensation Plan, although during 2014, 165 eligible Directors, executive officers, other employees and service providers received awards under the 2007 Equity Compensation Plan.

Amendment

The Board may at any time amend the 2015 Equity Compensation Plan; provided, however, that without shareholder approval there shall be no: (i) change in the number of Common Shares that may be issued under the 2015 Equity Compensation Plan, except for equitable adjustments as provided by the terms of the plan; (ii) change in the class of persons eligible to receive Options, Restricted Shares or Other Rights; or (iii) other change in the 2015 Equity Compensation Plan that requires shareholder approval under applicable law. No amendment to the plan shall adversely affect outstanding Options, Restricted Shares or Other Rights without the consent of the grantee. The 2015 Equity Compensation Plan may be terminated at any time by action of the Board, but any such termination will not terminate any Option, Restricted Share grants or Other Rights then outstanding without the consent of the grantee.

Options

Options issued under the 2015 Equity Compensation Plan will be evidenced by a written Share Option Agreement which shall specify the number of Common Shares that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an incentive share option (an option eligible for special tax treatment, as further described below and referred to herein as an "ISO"), or a nonqualified share option (any Option which is not an ISO, hereinafter, an "NSO"), and such other terms and conditions as the Compensation

 56     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

Committee shall approve. ISOs may not be granted to any individual who is not an employee of the Company or one of its subsidiaries.

With the exception of certain awards of ISOs, each Option expires not more than ten years from its date of grant. The exercise price of each Option shall be at least 100% of the fair market value of the Common Shares on the date of grant; and provided, further, that the price with respect to an ISO granted to an employee who at the time of grant owns shares representing more than 10% of the voting power of all classes of the Company or any of its subsidiaries' shares shall be at least 110% of the fair market value of the Common Shares on the date of grant.

To the extent that it has become exercisable under the terms of a Share Option Agreement, an Option may be exercised by payment of the exercise price in cash or check payable to the Company or, if the Share Option Agreement so provides, other payment, including in whole or in part in Common Shares already owned by the grantee or, in the case of employees who are not executive officers, with a promissory note. An Option may be exercised so long as it is outstanding from time to time in whole or in part, to the extent and subject to the terms and conditions that the Compensation Committee in its discretion may provide in the Share Option Agreement. An Option generally will cease to be exercisable upon the expiration of 90 days following the termination of the grantee's employment with, or the grantee's other provision of services to, the Company. Proceeds from the sale of Common Shares pursuant to Options shall constitute the Company's general funds.

Options generally are not transferable by the grantee otherwise than by will or under the laws of descent and distribution and shall be exercisable during the grantee's lifetime only by such grantee, except as otherwise provided by the Compensation Committee in a Share Option Agreement that pertains to an NSO. A grantee shall have no rights as a shareholder with respect to any Common Shares subject to an Option until a share certificate or other evidence of legal and beneficial ownership is issued to him or her.

Restricted Shares

The Compensation Committee may grant Restricted Shares in respect of such number of Common Shares, and subject to such terms or conditions as it shall determine and specify in a Restricted Share Agreement.

A holder of Restricted Shares generally shall have all of the rights of one of the Company's shareholders, including the right to vote the shares and the right to receive any cash dividends. Unless a grantee's Restricted Share Agreement provides to the contrary, unvested Restricted Shares granted under the 2015 Equity Compensation Plan shall not be transferred without the written consent of the Board. In addition, at the time of termination for any reason of a grantee's employment or other service relationship with the Company or one of its subsidiaries, the Company shall have the right, in the case of unvested Restricted Shares to cause the forfeiture of such shares or to purchase all or any of such shares at a price equal to the lower of (a) the price paid to the Company for such shares (if any) or (b) the fair market value of such shares at the time of repurchase.

SARs

The Compensation Committee may grant SARs in respect of such number of Common Shares as it shall determine in its discretion and may grant SARs either separately or in connection with Options. SARs granted in connection with an Option may be exercised only to the extent of the surrender of the related Option; with the exercise of the related Option, the SAR shall terminate. Common Shares covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the 2015 Equity Compensation Plan. The terms and conditions of a SAR related to an Option shall be contained in a Share Option Agreement, and the terms of a SAR not related to any Option shall be contained in a SAR Agreement.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    57

Upon the exercise of a SAR, the grantee will be entitled to receive from the Company an amount equal to the excess of the fair market value, on the exercise date, of the number of Common Shares as to which the SAR is exercised, over the exercise price for those shares under a related Option or, if there is no related Option, over the base value stated in the SAR Agreement. Any amount payable by the Company upon the exercise of a SAR shall be paid in the form of cash or other property (including common shares), as provided in the respective Share Option Agreement or SAR Agreement.

Equitable Adjustments

In the event that the outstanding Common Shares are changed for a different number or kind of shares or other securities of the Company by reason of a reorganization, recapitalization, share exchange, share split, combination of shares, a dividend payable in shares or other securities or a similar corporate event, a corresponding adjustment shall be made by the Compensation Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights and for which Options and Other Rights may be granted under the 2015 Equity Compensation Plan. Any such adjustment in outstanding Options shall be made without change in the total price applicable to the unexercised portion of the Option, but the price per share specified in each Share Option Agreement shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a "modification," as defined in Section 424 of the U.S. Internal Revenue Code of 1986, as amended, (the "Internal Revenue Code") (and so cause the Option to fail to constitute an ISO), without the consent of the holder.

If the Company merges or consolidates with a wholly-owned subsidiary for the purpose of incorporating itself while unexercised Options remain outstanding under the 2015 Equity Compensation Plan, Option grantees will be entitled to acquire shares of Common Stock of the incorporated company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such incorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the 2015 Equity Compensation Plan, unless otherwise rescinded by the Board, will remain the plan of the incorporated company.

Except as otherwise provided above, if the Company merges or consolidates with another corporation, whether or not it is the surviving entity, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another entity while unexercised Options remain outstanding under the 2015 Equity Compensation Plan, or if other circumstances occur in which the Compensation Committee in its sole and absolute discretion deems it appropriate to act, the Compensation Committee has discretion to: (i) grant, upon exercise of the Option and in lieu of Common Shares, stock or other securities or property; (ii) waive any limitations imposed on exercise so that some or all Options shall be exercisable; (iii) cancel all outstanding and unexercised Options; (iv) convert some or all Options into Options to purchase the stock or other securities of the surviving corporation or (v) assume the outstanding and unexercised options to purchase stock or other securities of any corporation and convert such options into Options. The Compensation Committee has discretion to make adjustments or take other action with respect to the treatment of Other Rights.

Forfeiture for Dishonesty, Violation of Agreements or Termination for Cause

The Compensation Committee may, subject to certain exceptions, terminate a grantee's right to exercise an Option and cause him or her to forfeit all unexercised Options, all unvested Restricted Shares or all unvested Other Rights, and the Company shall have the right to cause the forfeiture of or repurchase all or any part of the Common Shares acquired by the grantee upon any previous exercise of any Option or previous acquisition of Restricted Shares or Other Rights if the Compensation Committee determines that a grantee has engaged in certain types of misconduct with respect to the Company.

2015 Equity Compensation Plan Benefits

The future benefits or amounts that would be received under the 2015 Equity Compensation Plan are discretionary and are therefore not determinable at this time.

 58     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

Certain Federal Income Tax Consequences in Respect of the Equity Compensation Plan

The following is a summary of certain United States federal income tax consequences with respect to awards under the 2015 Equity Compensation Plan. Participants should consult with their own tax advisors and should not rely upon this summary.

Nonqualified Share Options

A participant in the Equity Compensation Plan generally will not be taxed upon the grant of an NSO. Rather, at the time of exercise of such NSO, the participant will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the exercise price. The Company, as the recipient of the services rendered by the participant, will generally be entitled to a tax deduction at the same time and in the same amount that the participant recognizes ordinary income.

If shares acquired upon exercise of an NSO are later sold or exchanged, then the difference between the sales price and the fair market value of such shares on the date that ordinary income was recognized on the exercise of the NSO will generally be taxable as long-term or short-term capital gain or loss depending upon the length of time the shares have been held.

Incentive Share Options

A participant in the 2015 Equity Compensation Plan will not be in receipt of taxable income upon the grant or timely exercise of an ISO. Exercise of an ISO will be timely if made during its term and if the participant remains an employee of the Company or a parent, subsidiary or related entity of the Company at all times during the period beginning on the date of grant and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled participant). Exercise of an ISO will also be timely if made by the legal representative of a participant who dies: (i) while in the employ of the Company or a parent, subsidiary or related entity of the Company or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. See "Certain United States Federal Income Tax Effects in Respect of the Equity Compensation Plan—Nonqualified Share Options."

If shares acquired pursuant to the timely exercise of an ISO are later disposed of, the participant will, except as noted below, recognize long-term capital gain or loss equal to the difference between the amount realized upon such sale and the exercise price. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such shares by the participant.

If, however, shares acquired pursuant to the exercise of an ISO are disposed of by the participant prior to the expiration of two years from the date of the ISO's grant or within one year from the date such shares are transferred to him upon exercise, or a disqualifying disposition, any gain realized by the participant generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the exercise price and the lesser of the fair market value of the shares on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares on the date which governs the determination of his or her ordinary income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the participant as ordinary income.

The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the exercise price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    59

SARs

A participant in the 2015 Equity Compensation Plan will recognize ordinary income subject to applicable withholding tax requirements at such time as the value of a SAR is actually paid in cash or Common Shares. The amount of such income will be the amount of cash distributed plus the fair market value on the date of exercise of any Common Shares distributed. A participant's tax basis of distributed shares will be equal to their fair market value at the time of distribution. Any gain or loss on the subsequent sale of the shares over the tax basis of the shares will be capital gain or loss with the holding period being measured from the date of the distribution. The Company will be entitled to a deduction for U.S. income tax purposes in the amount and at the time that the participant is deemed to be in receipt of ordinary income.

Restricted Share Awards

A participant in the Equity Compensation Plan generally will not be taxed upon the grant of a Restricted Share award, but rather will recognize ordinary income in an amount equal to the fair market value of the Common Shares at the time the shares are no longer subject to a substantial risk of forfeiture, as defined in the Internal Revenue Code. The Company, as the recipient of the services rendered by the participant, will be entitled to a deduction at the same time as and in the same amount that the participant recognizes ordinary income.

However, a participant may elect (not later than 30 days after acquiring such shares) to recognize ordinary income at the time the Restricted Shares are granted in an amount equal to the fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse. The Company, as the recipient of the services rendered by the participant, will be entitled to a tax deduction at the same time as and to the extent that, income is recognized by such participant. However, if shares in respect of which such election was made are later forfeited, no tax deduction is allowable to the participant for the forfeited shares, and the Company will be deemed to recognize ordinary income equal to the amount of the deduction allowed to the Company at the time of the election in respect of such forfeited shares.

Equity Compensation Plan Information

The Company may grant options and Common Shares from time to time to its officers, Directors, employees and other individuals who render services to the Company under the 2007 Equity Compensation Plan (which is the Company's only equity compensation plan, pending approval of the 2015 Equity Compensation Plan). An aggregate of 6,000,000 Common Shares have been reserved for issuance under the 2007 Equity Compensation Plan. In 2014, the Company issued 803,250 Common Shares to its Directors, officers, employees and others who provide services to the Company. The following table is as of December 31, 2014.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	None	None	732,780
Equity compensation plans not approved by security holders	None	None	None

Total	None	None	732,780

 60     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

Other Information

The Board believes that shareholder approval of the 2015 Equity Compensation Plan will better enable the Company to encourage its employees, officers, Directors and other individuals (whether or not employees) who render services to the Company or its subsidiaries to continue their association with the Company by providing opportunities for them to participate in the ownership and future growth of the Company through the granting of Options, Restricted Shares and Other Rights. If the 2015 Equity Compensation Plan is not approved by shareholders, the Compensation Committee may continue to grant awards under the 2007 Equity Compensation Plan in its current form until the earlier of such time as there are no longer any Common Shares that may be subject to awards or May 12, 2021, unless the 2007 Equity Compensation Plan is earlier terminated by the Board.

Approval of the 2015 Equity Compensation Plan requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the 2015 Annual Meeting of Shareholders. The Company understands that, under NYSE policy, abstentions will be treated as "votes cast" for purposes of this proposal and, thus, will have the same effect as votes against the proposal (and broker non-votes will have no effect on the outcome of the proposal).

The Board of Directors recommends a vote FOR the approval of the 2015 Equity Compensation Plan.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    61

ADVISORY VOTE TO APPROVE EXECUTIVE
COMPENSATION (ITEM 3)

As required by Section 14A of the Exchange Act, the Company seeks a non-binding advisory vote from its shareholders to approve the compensation of its named executive officers as described in the "Compensation Discussion and Analysis" section beginning on page 43 and the "Executive Compensation" section beginning on page 49. The Company's current policy, consistent with the prior vote of the Company's shareholders, is to provide shareholders with an opportunity to approve, on an advisory basis, the compensation of named executive officers once every three years at the Annual Meeting of Shareholders. Based on this frequency, the next such opportunity would occur at the 2018 Annual Meeting of Shareholders.

The Company's executive compensation is designed to reward executive performance that contributes to the Company's success and increases shareholder value, while encouraging behavior that is in the Company's and the Company's shareholders' long-term best interests.

In deciding how to vote on this proposal, the Board encourages you to read the "Compensation Discussion and Analysis" section beginning on page 43 for a detailed description of the Company's executive compensation philosophy and program, the compensation decisions the Compensation Committee has made under that program and the factors considered in making those decisions. In particular, you should consider that grants of shares under the 2007 Equity Compensation Plan reward the Company's named executive officers and foster a continuing identity of interest between them and the Company's shareholders. The Company awards shares under the 2007 Equity Compensation Plan to recognize the named executive officers' scope of responsibilities, reward demonstrated performance and leadership, motivate future performance, align the interests of the executives with those of the Company's other shareholders and motivate the executives to remain employees of the Company's manager and to continue to provide services to the Company through the term of the awards. The Company's award of shares under the 2007 Equity Compensation Plan is designed to reward executive performance that contributes to the Company's success and increases shareholder value.

The Board recommends that shareholders vote FOR the following resolution:

RESOLVED: That the shareholders of the Company approve, on a nonbinding, advisory basis, the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the "Compensation Discussion and Analysis" in this proxy statement.

Because your vote is advisory, it will not be binding upon the Board or the Compensation Committee. However, the Board values shareholders' opinions and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

Approval of executive compensation requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the 2015 Annual Meeting of Shareholders.

The Board of Directors recommends a vote FOR the advisory vote to approve executive compensation.

 62     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

RATIFICATION OF THE
APPOINTMENT OF McGLADREY LLP
AS INDEPENDENT AUDITORS (ITEM 4)

The Audit Committee has the sole authority and responsibility to hire, evaluate and, where appropriate, replace the Company's independent auditors and is directly responsible for the appointment, compensation and general oversight of the work of the independent auditors. The Audit Committee is responsible for approving the audit and permissible non-audit services provided by the independent auditors and the associated fees.

The Audit Committee evaluates the performance of the Company's independent auditors each year and determines whether to reengage the current independent auditors or consider other audit firms. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors and the auditors' technical expertise and knowledge of the Company's operations and industry. In connection with the mandated rotation of the independent auditors' lead engagement partner, the Audit Committee and its chair consider the selection of the new lead engagement partner identified by the independent auditors.

Based on this evaluation, the Audit Committee has appointed McGladrey LLP to serve as independent auditors for the fiscal year ending December 31, 2015. On October 6, 2014, the Audit Committee approved the engagement of McGladrey LLP as the Company's independent registered public accounting firm, effective immediately. During the years ended December 31, 2012 and December 31, 2013 (the then two most recently completed fiscal years), and the subsequent interim period through October 6, 2014, the Company did not, nor did anyone on its behalf, consult with McGladrey LLP with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company that McGladrey LLP concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). Contemporaneous with the Audit Committee's determination to engage McGladrey LLP, the Audit Committee dismissed Ernst & Young LLP, which until then served as the Company's independent registered public accounting firm, effective immediately.

The reports of Ernst & Young LLP on the Company's financial statements for the fiscal years ended December 31, 2012 and December 31, 2013, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2012 and December 31, 2013, and during the subsequent interim period through October 6, 2014, there were no "disagreements" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in their report.

As previously reported in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, management concluded that as of December 31, 2013, the Company's internal control over financial reporting was not effective because (i) the Company had a material weakness in its internal controls over accounting for income taxes, (ii) the Company had a material weakness in its internal controls due to a lack of sufficient personnel with requisite accounting competencies and (iii) deficiencies existed in both the design and operating effectiveness of certain of the Company's internal controls, which, when aggregated, represented a material weakness in the Company's financial statement close process. There were no "reportable events" (as that term is defined in Item 304(a)(1)(v)

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    63

of Regulation S-K) during the fiscal years ended December 31, 2012, and December 31, 2013, and the subsequent interim period through October 6, 2014, except for Ernst & Young LLP having advised the Company that, because of the effect of the material weaknesses described above, the Company had not maintained effective internal control over financial reporting as of December 31, 2013. The Committee has discussed these material weaknesses in the Company's internal control over financial reporting with Ernst & Young LLP. The Company has authorized Ernst & Young LLP to respond fully to the inquiries of any successor accountant of the Company concerning this reportable event.

The Company provided Ernst & Young LLP with a copy of this disclosure and requested that Ernst & Young LLP furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements contained herein. A copy of Ernst & Young LLP's letter, dated October 7, 2014, was filed as Exhibit 16.1 to the Company's Current Report on Form 8-K filed October 7, 2014.

As a matter of good corporate governance, the Audit Committee submits its selection of the independent auditors to the Company's shareholders for ratification. This vote will ratify prior action by the Audit Committee and will not be binding upon the Audit Committee. However, the Audit Committee values the opinions of the Company's shareholders and may reconsider its prior appointment of the independent auditors or consider the results of this vote when it determines to appoint the Company's independent auditors in the future.

Audit Fees and All Other Fees

The following table shows the fees for audit and other services provided to the Company by McGladrey LLP for the fiscal year 2014 and by Ernst & Young LLP for the fiscal year 2013.

	2014 Fees*	2013 Fees

Audit Fees	$ 1,513,400	$ 4,390,298
Audit-Related Fees	—	—
Tax Fees	—	25,000
All Other Fees	—	—

*
The audit fees amount for 2014 is based on the fees estimate provided by McGladrey LLP to and approved by the Audit Committee for services provided to the Company by McGladrey LLP, including in connection with the audit of the Company's 2014 financial statements and internal control over financial reporting. The final amount of the fees for those services may vary from the estimate provided.

Audit Fees. This category includes fees associated with the annual financial statements audit and related audit procedures, the audit of internal control over financial reporting, work performed in connection with any registration statements and applicable Current Reports on SEC Form 8-K and the review of the Company's Quarterly Reports on SEC Form 10-Q.

Audit-Related Fees. This category consists of services that are reasonably related to the performance of the audit or review of financial statements and are not included in "Audit Fees." These services principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.

Tax Fees. This category consists of fees for tax services, including tax compliance, tax advice and tax planning.

All Other Fees. This category consists of services that are not included in the above categories.

 64     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee has established policies and procedures that are intended to control the services provided by the Company's independent auditors and to monitor their continuing independence. Under these policies, no services may be undertaken by the independent auditors unless the engagement is specifically approved by the Audit Committee or the services are included within a category that has been approved by the Audit Committee. The maximum charge for services is established by the Audit Committee when the specific engagement or the category of services is approved. In certain circumstances, the Company's management is required to notify the Audit Committee when approved services are undertaken and the Audit Committee or its Chair may approve amendments or modifications to the engagement or the maximum fees. The Company's Director of Internal Audit is responsible for reporting to the Audit Committee regarding compliance with these policies and procedures.

The Audit Committee will not approve engagements of the independent auditors to perform non-audit services for the Company if doing so will cause the independent auditors to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, the Audit Committee considers, among other things, whether the Company's independent auditors are able to provide the required services in a more or less effective and efficient manner than other available service providers and whether the services are consistent with the Public Company Accounting Oversight Board Rules.

All services for which the Company engaged McGladrey LLP in 2014 and Ernst & Young LLP in 2013 were approved by the Audit Committee. The total fees for audit and non-audit services provided by McGladrey LLP in 2014 and by Ernst & Young LLP in 2013 are set forth above and include estimated fee amounts. The tax fees charged by Ernst & Young LLP during 2013 were for tax compliance services, including those related to the Company's income tax returns for the fiscal years ended December 31, 2013 and 2012, respectively. The Audit Committee approved the engagement of Ernst & Young LLP in 2013 to provide these non-audit services because it determined that Ernst & Young LLP providing these services would not compromise Ernst & Young LLP's independence and that the firm's familiarity with the Company's record keeping and accounting systems would permit the firm to provide these services with equal or higher quality, more quickly and at a lower cost than the Company could obtain these services from other providers.

Other Information

The Company has been advised by McGladrey LLP that neither the firm, nor any member of the firm, has any material interest, direct or indirect, in any capacity in the Company or its subsidiaries.

One or more representatives of McGladrey LLP will be present at the 2015 Annual Meeting of Shareholders. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast, in person or by proxy, at the 2015 Annual Meeting of Shareholders. If shareholders fail to approve the proposal, the Board may reconsider its prior appointment of the independent auditors or consider the results of this vote when it determines to appoint the Company's independent auditors in the future.

The Board of Directors recommends a vote FOR the ratification of the appointment of McGladrey LLP as independent auditors.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    65

OTHER INFORMATION

At this time, the Company knows of no other matters that will be brought before the meeting. If, however, other matters properly come before the meeting or any postponement or adjournment thereof, the persons named in the accompanying proxy will vote the proxy in accordance with their discretion on such matters to the maximum extent that they are permitted to do so by applicable law.

Jennifer B. Clark
Secretary

Newton, Massachusetts
March 16, 2015

 66     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

ANNEX A

TravelCenters of America LLC
2015 Equity Compensation Plan

1.     PURPOSE

        The purpose of this TravelCenters of America LLC 2015 Equity Compensation Plan (the "Plan") is to encourage employees, officers, directors and other individuals (whether or not employees) who render services to TravelCenters of America LLC (the "Company") or its Subsidiaries (as hereinafter defined), to continue their association with the Company or its Subsidiaries by providing opportunities for them to participate in the ownership of the Company and in its future growth through the granting of options to acquire the Company's shares ("Options"), shares to be transferred subject to restrictions ("Restricted Shares") and other rights, (including Share Appreciation Rights (as defined in Section 6) and grants of shares which are not subject to transfer or forfeiture restrictions), to receive compensation in amounts determined by the value of the Company's shares ("Other Rights"). The term "Subsidiary" as used in the Plan means a corporation or other business entity of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock, in the case of a corporation, or fifty percent or more of the total combined interests by value, in the case of any other type of business entity.

2.     ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Compensation Committee of the Company's Board of Directors (the "Compensation Committee") or by the Company's Board of Directors (the "Board") itself. The Compensation Committee shall from time to time determine to whom awards shall be granted under the Plan, whether Options granted shall be incentive share options ("ISOs") or nonqualified share options ("NSOs"), the terms of the Options (including vesting provisions) and the number of Common Shares (as hereinafter defined) that may be granted under Options, and the terms and number of Restricted Shares or Other Rights. The Compensation Committee shall report to the Board the names of individuals to whom Options, Restricted Shares or Other Rights are to be granted, the number of shares covered and the terms and conditions of each grant. The determinations and actions described in this Section 2 and elsewhere in the Plan may be made by the Compensation Committee or by the Board, as the Board shall direct in its discretion, and references in the Plan to the Compensation Committee shall be understood to refer to the Board in any such case.

        The Compensation Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, which shall include, without limitation, the discretion to waive, in whole or in part, vesting requirements applicable to awards hereunder and the ability to impose holding periods on Common Shares acquired pursuant to awards granted hereunder. All questions of interpretation and application of the Plan or such rules and regulations and of awards granted hereunder shall be subject to the discretionary determination of the Compensation Committee, which shall be final and binding. The Plan shall be administered in such a manner as to permit those Options granted hereunder and specially designated under Section 5 hereof as an ISO to qualify as incentive stock options for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        For so long as Section 16 of the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"), is applicable to the Company, each member of the Compensation Committee shall be a "non-employee director" or the equivalent within the meaning of Rule 16b-3 under the Exchange Act, and, for so long as Section 162(m) of the Code is applicable to the Company, an "outside director" within the meaning of Section 162 of the Code and the regulations thereunder.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    Annex A-1

        With respect to persons subject to Section 16 of the Exchange Act ("Insiders"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule, or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Compensation Committee.

3.     STOCK SUBJECT TO THE PLAN

        The total number of Common Shares of the Company that may be subject to Options, Restricted Share grants and Other Rights under the Plan shall be 6,000,000 shares of the Company's common shares (the "Common Shares"), from authorized but unissued shares or treasury shares. The maximum number of Common Shares subject to Options that may be granted to any Optionee in the aggregate in any calendar year shall not exceed 100,000 shares. The number of shares stated in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 10. Restricted Shares that fail to vest, Common Shares subject to an Option that is not fully exercised prior to its expiration or other termination, shares subject to Other Rights that are not delivered pursuant to such award and Common Shares tendered or withheld under Section 12(b) hereof shall again become available for grant under the terms of the Plan.

4.     ELIGIBILITY

        The individuals who shall be eligible to receive Option grants, Restricted Share grants and grants of Other Rights under the Plan shall be employees, officers, directors and other individuals who render services to the management, operation or development of the Company or a Subsidiary and who have contributed or may be expected to contribute to the success of the Company or a Subsidiary. ISOs shall not be granted to any individual who is not an employee of the Company or a Subsidiary that is a corporation. The term "Optionee," as used in the Plan, refers to any individual to whom an Option has been granted.

5.     TERMS AND CONDITIONS OF OPTIONS

        Every Option shall be evidenced by a written Share Option Agreement in such form as the Compensation Committee shall approve from time to time, specifying the number of Common Shares that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO and such other terms and conditions as the Compensation Committee shall approve, and containing or incorporating by reference the following terms and conditions.

            (a)   DURATION. Each Option shall expire ten years from its date of grant; provided, however, that no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) shares possessing more than ten percent of the total combined voting power of all classes of shares of the Company or any Subsidiary shall expire later than five years from its date of grant.

            (b)   EXERCISE PRICE. The exercise price of each Option shall be specified by the Compensation Committee in its discretion; provided, however, that the exercise price shall be at least 100 percent of the Fair Market Value (as hereinafter defined) of the shares on the date on which the Compensation Committee awards the Option, which shall be considered the date of grant of the Option for purposes of fixing the exercise price; and provided, further, that the exercise price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent of the voting power of all classes of stock of the Company or of any Subsidiary shall be at least 110 percent of the Fair Market Value of the shares on the date of grant of the ISO. For purposes of the Plan, except as may be otherwise explicitly provided in the Plan or in any Share Option

 Annex A-2     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

    Agreement, the "Fair Market Value" of a Common Share at any particular date shall be determined according to the following rules: (i) if the Common Shares are not at the time listed or admitted to trading on a stock exchange, the Fair Market Value shall be the closing price of a Common Share on the date in question in the over-the-counter market, as such price is reported in a publication of general circulation selected by the Board and regularly reporting the price of the Common Shares in such market, including any market that is outside of the United States; provided, however, that if the price of the Common Shares is not so reported, the Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for Common Shares in the most recent trade of a substantial number of shares known to the Board to have occurred at arm's length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect; or (ii) if the Common Shares are at the time listed or admitted to trading on any stock exchange, including any market that is outside of the United States, then the Fair Market Value shall be the closing sale price of the Common Shares on the date in question on the principal exchange on which the Common Shares are then listed or admitted to trading. If no reported sale of Common Stock takes place on the date in question on the principal exchange, then the most recent previous reported closing sale price of the Common Shares (or, in the Board's discretion, the reported closing asked price) of the Common Shares on such date on the principal exchange shall be determinative of Fair Market Value.

            (c)   METHOD OF EXERCISE. To the extent that it has become exercisable under the terms of the Share Option Agreement, an Option may be exercised from time to time by notice acceptable to the Chief Executive Officer of the Company, or his delegate, stating the number of shares with respect to which the Option is being exercised and accompanied by payment of the exercise price in cash or check payable to the Company or, if the Share Option Agreement so provides, other payment or deemed payment described in this Section 5(c). Such notice shall be delivered in person to the Chief Executive Officer of the Company, or his delegate, or shall be sent by registered mail, return receipt requested, to the Chief Executive Officer of the Company, or his delegate, in which case delivery shall be deemed made on the date such notice is deposited in the mail.

            Alternatively, payment of the exercise price may be made:

              (1)   In whole or in part in Common Shares already owned by the Optionee or to be received upon exercise of the Option; provided, however, that such shares are fully vested and free of all liens, claims and encumbrances of any kind; and provided, further, that the Optionee may not make payment in Common Shares that he acquired upon the earlier exercise of any ISO (or other "incentive stock option"), unless he has held the shares for at least two years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment is made in whole or in part in Common Shares, then the Optionee shall deliver to the Company share certificates or other evidence of legal and beneficial ownership registered in his name representing a number of Common Shares legally and beneficially owned by him, fully vested and free of all liens, claims and encumbrances of every kind and having a Fair Market Value on the date of delivery that is not greater than the exercise price, such share certificates or other evidence of legal and beneficial ownership to be duly endorsed, or accompanied by stock powers duly endorsed, by the record holder of the Common Shares being delivered. If the exercise price exceeds the Fair Market Value of the shares so delivered, the Optionee shall also deliver cash or a check payable to the order of the Company in an amount equal to the amount of that excess or, if the Share Option Agreement so provides, his promissory note as described in paragraph (2) of this Section 5(c); or

              (2)   By payment of the exercise price in whole or in part by delivery of the Optionee's recourse promissory note, in a form specified by the Company, secured by the Common

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    Annex A-3

      Shares acquired upon exercise of the Option and such other security as the Compensation Committee may require; provided that this method of payment of the exercise price shall not be available to the extent that such method of exercise is prohibited by Section 402 of the Sarbanes-Oxley Act of 2002 (generally prohibiting public companies from making loans to or extending credit to directors and executive officers).

            At the time specified in an Optionee's notice of exercise, the Company shall, without issue or transfer tax to the Optionee, deliver to the Optionee at the main office of the Company, or such other place as shall be mutually acceptable, a certificate for the Common Shares or other evidence of legal and beneficial ownership as to which such Optionee's Option is exercised. If the Optionee fails to pay for or to accept delivery of all or any part of the number of Common Shares specified in the Optionee's notice upon tender of delivery thereof, the Optionee's right to exercise the Option with respect to those shares shall be terminated, unless the Company otherwise agrees.

            (d)   EXERCISABILITY. An Option may be exercised so long as it is outstanding from time to time in whole or in part, to the extent and subject to the terms and conditions that the Compensation Committee in its discretion may provide in the Share Option Agreement. Such terms and conditions shall include provisions for exercise within twelve (12) months after the Optionee's death or disability (within the meaning of Section 22(e)(3) of the Code), provided that no Option shall be exercisable after the expiration of the period described in paragraph (a) above. Except as the Compensation Committee in its discretion may otherwise provide in the Share Option Agreement, an Option shall cease to be exercisable upon the expiration of ninety (90) days following the termination of the Optionee's employment with, or the Optionee's other provision of services to, the Company or a subsidiary (or such later date as may be established at grant or at a later date by the Compensation Committee), subject to paragraph (a) above and Section 10 hereof.

            (e)   NOTICE OF ISO STOCK DISPOSITION. The Optionee must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any Common Shares issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon the exercise of the ISO.

            (f)    NO RIGHTS AS STOCKHOLDER. An Optionee shall have no rights as a shareholder with respect to any shares covered by an Option until the date of issuance of a share certificate or other evidence of legal and beneficial ownership to him for the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the share certificate or other evidence of legal and beneficial ownership is issued, other than as required or permitted pursuant to Section 10.

            (g)   TRANSFERABILITY OF OPTIONS. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee, except that the Compensation Committee may specify in a Share Option Agreement that pertains to an NSO that the Optionee may transfer such NSO to a member of the Immediate Family (as hereinafter defined) of the Optionee, to a trust solely for the benefit of the Optionee and the Optionee's Immediate Family, or to a partnership or limited liability company whose only partners or members are the Optionee and members of the Optionee's Immediate Family. "Immediate Family" shall mean, with respect to any Optionee, such Optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

            (h)   NO OPTION REPRICING. Without limitation of the authority set forth in Section 3 or Section 10 hereof, no Option (or SAR (as defined below)) shall have its exercise or strike price lowered nor shall any Option or SAR be settled, cancelled, forfeited, exchanged or surrendered in exchange or otherwise in consideration for a new Option or SAR with an exercise or strike price

 Annex A-4     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

    that is less than that of such settled, cancelled, forfeited, exchanged or surrendered Option or SAR, unless the shareholders of the Company shall have approved of such transaction.

6.     SHARE APPRECIATION RIGHTS

        The Committee may grant Share Appreciation Rights ("SARs") in respect of such number of Common Shares subject to the Plan as it shall determine, in its discretion, and may grant SARs either separately or in connection with Options, as described in the following sentence. SARs granted in connection with an Option may be exercised only to the extent of the surrender of the related Option, and, to the extent of the exercise of the related Option, the SAR shall terminate. Common Shares covered by an Option that terminates upon the exercise of a related SAR shall cease to be available under the Plan. The terms and conditions of a SAR related to an Option shall be contained in the Share Option Agreement, and the terms of a SAR not related to any Option shall be contained in a SAR Agreement.

        Upon exercise of a SAR, the Optionee shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised, over the exercise price for those shares under a related Option or, if there is no related Option, over the base value stated in the SAR Agreement. Any amount payable by the Company upon exercise of a SAR shall be paid in the form of cash or other property (including Common Shares), as provided in the Share Option Agreement or SAR Agreement governing the SAR.

7.     RESTRICTED SHARES

        The Compensation Committee may grant or award Restricted Shares in respect of such number of Common Shares, and subject to such terms or conditions, as it shall determine and specify in a Restricted Share Agreement, and may provide in a Share Option Agreement for an Option to be exercisable for Restricted Shares.

        A holder of Restricted Shares shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends, unless the Compensation Committee shall otherwise determine. Unless a grantee's Restricted Share Agreement provides to the contrary, unvested Restricted Shares granted under the Plan shall not be transferred without the written consent of the Board. In addition, at the time of termination for any reason of a grantee's employment or other service relationship with the Company or a Subsidiary, the Company shall have the right, in the case of unvested Restricted Shares, to cause the forfeiture of such shares for no consideration or to purchase all or any of such shares at a price equal to the lower of (a) the price paid to the Company for such shares or (b) the Fair Market Value of such shares at the time of repurchase. Nothing in the Plan shall be construed to give any person the right to require the Company to purchase any Common Shares granted as Restricted Shares.

        Share certificates, if any, representing Restricted Shares shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the Restricted Share Agreement and, if the Compensation Committee so determines, the holder may be required to deposit the share certificates or other evidence of legal and beneficial ownership with the President, Treasurer, Secretary or other officer of the Company or with an escrow agent designated by the Compensation Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank. In the event that the Restricted Shares are not represented by a shares certificate, the Company shall direct the Company's registrar and transfer agent to make an appropriate notation of the restrictions on transfer to which the Restricted Shares are subject in the stock books and records of the Company.

8.     METHOD OF GRANTING OPTIONS, RESTRICTED SHARES AND OTHER RIGHTS

        The grant of Options, Restricted Shares and Other Rights shall be made by action of the Board or the Compensation Committee, at a meeting at which a quorum of its members is present, or by written

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    Annex A-5

consent of its members; provided, however, that if an individual to whom a grant has been made fails to execute and deliver to the Compensation Committee a Share Option Agreement, Restricted Share Agreement or SAR Agreement within thirty days after it is submitted to him, the Option, Restricted Shares or SAR granted under the applicable agreement shall be voidable by the Company at its election, without further notice to the grantee.

9.     REQUIREMENTS OF LAW

        The Company shall not be required to transfer Restricted Shares or to sell or issue any Common Shares upon the exercise of any Option or the exercise or vesting of an Other Award (as applicable) if the issuance of such restricted Shares or Common Shares will result in a violation by the recipient or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended from time to time (the "Securities Act"), upon the transfer of Restricted Shares or the exercise of any Option or the exercise or vesting of an Other Award (as applicable), the Company shall not be required to issue Restricted Shares or Common Shares, as the case may be, unless the Compensation Committee has received evidence satisfactory to it to the effect that the holder of the Restricted Shares or the Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that registration is not required. Any determination in this connection by the Compensation Committee shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Restricted Shares or the exercise of an Option or the delivery of shares with respect to the exercise or vesting of an Other Award (as applicable) to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

10.  CHANGES IN CAPITAL STRUCTURE

        In the event that the outstanding Common Shares are hereafter changed for a different number or kind of shares or other securities of the Company, by reason of a reorganization, recapitalization, exchange of shares, share split, combination of shares or dividend payable in shares or other securities or similar corporate event, a corresponding adjustment shall be made by the Compensation Committee in the number and kind of shares or other securities covered by outstanding Options and Other Rights and for which Options Restricted Shares and Other Rights may be granted under the Plan. Any such adjustment in outstanding Options (and, if applicable, Other Rights) shall be made without change in the total price applicable to the unexercised portion of the Option (or Other Right, if applicable), but the price per share specified in the applicable award agreement shall be correspondingly adjusted; provided, however, that no adjustment shall be made with respect to an ISO that would constitute a modification as defined in Section 424 of the Code which would cause the Option to fail to constitute an ISO without the consent of the holder. Any such adjustment made by the Compensation Committee shall be conclusive and binding upon all affected persons, including the Company and all Optionees and holders of Other Rights.

        If while unexercised Options or Other Rights remain outstanding under the Plan the Company merges or consolidates with a wholly-owned subsidiary for the purpose of incorporating itself, including under the laws of another jurisdiction, the Optionees or holders of Other Rights will be entitled to acquire shares of common stock of the incorporated Company upon the same terms and conditions as were in effect immediately prior to such reincorporation (unless such incorporation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the incorporated Company.

        Except as otherwise provided in the preceding paragraph, if the Company or a Subsidiary is merged or consolidated with another corporation, whether or not the Company is the surviving entity, or if the Company is liquidated or sells or otherwise disposes of all or substantially all of its assets to another entity while unexercised or unvested Options, Restricted Shares or Other Rights remain outstanding under

 Annex A-6     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

the Plan, or if other circumstances occur in which the Compensation Committee in its sole and absolute discretion deems it appropriate for the provisions of this paragraph to apply (in each case, an "Applicable Event"), then: (a) in the discretion of the Compensation Committee, each holder of an outstanding Option or Other Right shall be entitled, upon exercise of the Option (or exercise or vesting of the Other Right), to receive in lieu of Common Shares, such stock or other securities or property as he or she would have received had he or she exercised the Option or Other Right immediately prior to the Applicable Event; or (b) the Compensation Committee may, in its sole and absolute discretion, waive, generally or in one or more specific cases, any limitations imposed on exercise or vesting (including without limitation a change in any existing vesting schedule) so that, in the case of awards subject to exercise, some or all Options or Other Rights from and after a date prior to the effective date of such Applicable Event, specified by the Compensation Committee, in its sole and absolute discretion, shall be exercisable; or (c) the Compensation Committee may, in its sole and absolute discretion, cancel all outstanding and unexercised Options and Other Rights as of the effective date of any such Applicable Event; or (d) the Compensation Committee may, in its sole discretion, convert some or all Options or Other Rights into Options or Other Rights with respect to the stock or other securities of the surviving corporation pursuant to an Applicable Event; or (e) the Compensation Committee may, in its sole and absolute discretion, assume the outstanding and unexercised options to purchase stock or other securities of any corporation and convert such options into Options to purchase Common Stock, whether pursuant to this Plan or not, pursuant to an Applicable Event; provided, however, that notice of any cancellation pursuant to clause (c) shall be given to each holder of an Option or Exercisable Other Right not less than ten business days preceding the effective date of such Applicable Event; and provided, further, that the Compensation Committee may, in its sole and absolute discretion waive, generally or in one or more specific instances, any limitations imposed on exercise (including a change in any existing exercise schedule) with respect to any Option or exercisable Other Right so that such Option shall be exercisable in full or in part, as the Compensation Committee may, in its sole and absolute discretion, determine, during such ten business day period. Where and as applicable, the authority of the Compensation Committee set forth in this paragraph shall also apply to outstanding Restricted Shares.

        Except as expressly provided to the contrary in this Section 10, the issuance by the Company of Common Shares or other equity securities of any class for cash or property or for services, either upon direct sale or upon the exercise of rights or warrants, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect the number, class or price of Common Shares then subject to outstanding Options or Other Rights.

11.  FORFEITURE FOR DISHONESTY, VIOLATION OF AGREEMENTS OR TERMINATION FOR CAUSE

        Notwithstanding any provision of the Plan to the contrary (other than Section 12(c), which this Section 11 shall be subject to), if the Compensation Committee determines, after full consideration of the facts, that:

            (a)   the Optionee (or holder of Restricted Shares or Other Rights) has been engaged in fraud, embezzlement or theft in the course of his or her employment by or involvement with the Company or a Subsidiary, has made unauthorized disclosure of trade secrets or other proprietary information of the Company or a Subsidiary or of a third party who has entrusted such information to the Company or a Subsidiary, or has been convicted of a felony, or crime involving moral turpitude or any other crime which reflects negatively upon the Company; or

            (b)   the Optionee (or holder of Restricted Shares or Other Rights) has violated the terms of any employment, noncompetition, nonsolicitation, confidentiality, nondisclosure or other similar agreement with the Company to which he is a party; or

            (c)   the employment or involvement with the Company or a Subsidiary of the Optionee (or holder of Restricted Shares or Other Rights) was terminated for "cause," as defined in any employment agreement with the Optionee (or holder of Restricted Shares or Other Rights), if

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    Annex A-7

    applicable, or if there is no such agreement, as determined by the Compensation Committee, which may determine that "cause" includes among other matters the willful failure or refusal of the Optionee (or holder of Restricted Shares or Other Rights) to perform and carry out his or her assigned duties and responsibilities diligently and in a manner satisfactory to the Compensation Committee; then the Optionee's right to exercise an Option shall terminate as of the date of such act (in the case of (a) or (b)) or such termination (in the case of (c)), the Optionee shall forfeit all unexercised Options (or the holder shall forfeit all unvested Restricted Shares or unvested Other Rights) and the Company shall have the right to repurchase all or any part of the Common Shares acquired by the Optionee upon any previous exercise of any Option (or any previous acquisition by the holder of Restricted Shares or Other Rights, whether then vested or unvested), at a price equal to the lower of (a) the amount paid to the Company upon such exercise or acquisition (or to cause such shares to be forfeited without consideration if no amount was paid), or (b) the Fair Market Value of such shares at the time of repurchase. If an Optionee whose behavior the Company asserts falls within the provisions of the clauses above has exercised or attempts to exercise an Option prior to consideration of the application of this Section 11 or prior to a decision of the Compensation Committee, the Company shall not be required to recognize such exercise until the Compensation Committee has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and shall be void AB INITIO) if the Compensation Committee makes an adverse determination; provided, however, that if the Compensation Committee finds in favor of the Optionee then the Optionee will be deemed to have exercised the Option retroactively as of the date he or she originally gave notice of his or her attempt to exercise or actual exercise, as the case may be. The decision of the Compensation Committee as to the cause of an Optionee's (or holder of Restricted Shares or Other Rights) discharge and the damage done to the Company shall be final, binding and conclusive. No decision of the Compensation Committee, however, shall affect in any manner the finality of the discharge of such Optionee (or holder of Restricted Shares or Other Rights) by the Company. For purposes of this Section 11, reference to the Company shall include any Subsidiary.

12.  MISCELLANEOUS

            (a)   NO GUARANTEE OF EMPLOYMENT OR OTHER SERVICE RELATIONSHIP. Neither the Plan nor any Share Option Agreement, Restricted Share Agreement or SAR Agreement shall give an employee the right to continue in the employment of the Company or a Subsidiary or give the Company or a Subsidiary the right to require an employee to continue in employment. Neither the Plan nor any Share Option Agreement, Restricted Share Agreement or other agreement hereunder shall give a director or other service provider the right to continue to perform services for the Company or a Subsidiary or give the Company or a Subsidiary the right to require the director or service provider to continue to perform services.

            (b)   TAX WITHHOLDING. To the extent required by law, the Company shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a grantee by reason of the exercise or vesting of an Option or Restricted Shares, or payments with respect to Other Rights, and as a condition to the receipt of any Option, Restricted Share or Other Rights the grantee shall agree that if the amount payable to him by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

            Without limiting the foregoing, the Compensation Committee may in its discretion permit any grantee's withholding obligation to be paid in whole or in part in the form of Common Shares by withholding from the shares to be issued or by accepting delivery from the grantee of shares already owned by him. The Fair Market Value of the shares for such purposes shall be determined as set forth in Section 5(b). An Optionee may not make any such payment in the form of Common Shares acquired upon the exercise of an ISO until the shares have been held by him for at least two years after the date the ISO was granted and at least one year after the date the ISO was exercised. If payment of withholding taxes is made in whole or in part in Common Shares, the

 Annex A-8     TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement

    grantee shall deliver to the Company share certificates registered in his name or other evidence of legal and beneficial ownership of Common Shares owned by him, fully vested and free of all liens, claims and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such share certificates. If the grantee is subject to Section 16(a) of the Exchange Act, his ability to pay his withholding obligation in the form of Common Shares shall be subject to such additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

            (c)   RECOUPMENT POLICY. If (1) the Company is required to prepare an accounting restatement due to the material non-compliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws and (2) a recipient of an award under the Plan knowingly engaged in such misconduct, or knowingly failed to prevent such misconduct, then the Compensation Committee may determine in its discretion that absent such non-compliance a lesser award would have been awarded under the Plan or that a lesser amount would have been realized with respect to an award or awards under the Plan. In the event that the Compensation Committee makes such a determination, the Compensation Committee may cause, in its discretion, any such award granted under the Plan to such a recipient which is unvested or unexercised to be reduced or eliminated and may require any such participant who has exercised or become vested in such an award to repay all or a portion of such award to the Company. Any determination of the Compensation Committee hereunder shall be conclusive and binding on the Company and the applicable award recipient. The determination of the Compensation Committee need not be uniform with respect to award recipients. Each recipient of an award under the Plan shall conclusively be deemed to have consented to the authority of the Compensation Committee hereunder. The provisions of this Section 12(c) and those of Section 11 shall be of no force or effect from and after the occurrence of a Change in Control or a Termination Event (which terms shall have the meaning set forth in the Restricted Share Agreement filed as Exhibit 10.20 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013) or upon such additional events as the Compensation Committee may specify.

            (d)   USE OF PROCEEDS. The proceeds from the sale of shares pursuant to Options shall constitute general funds of the Company.

            (e)   CONSTRUCTION. All masculine pronouns used in this Plan shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires. The titles of the sections of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions. All other provisions of this Plan notwithstanding, this Plan shall be administered and construed so as to avoid any person who receives an Option or Other Right incurring any adverse tax consequences under Code Section 409A. The Compensation Committee may suspend or amend the application of any provision of the Plan which could, in the sole determination of the Board of Directors, result in an adverse tax consequence to any person under Code Section 409A.

            (f)    GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflict of laws.

13.  EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

        The Plan shall be effective as of May 28, 2015. The Compensation Committee may grant Options, Restricted Shares or Other Rights under the Plan from time to time until the close of business on May 28, 2025. The Board may at any time amend the Plan; provided, however, that without approval of the Company's shareholders there shall be no: (a) change in the number of Common Shares that may be issued under the Plan, except by operation of the provisions of Section 10, either to any one grantee or in the aggregate; (b) change in the class of persons eligible to receive Options, Restricted Shares or Other Rights; or (c) other change in the Plan that requires shareholder approval under applicable law. No amendment shall adversely affect outstanding Options (or Restricted Shares or Other Rights) without the consent of the Optionee (or holder of Restricted Shares or Other Rights). The Plan may be terminated at any time by action of the Board, but any such termination will not terminate any Option, Restricted Shares or Other Rights then outstanding without the consent of the Optionee or the holder of such Restricted Shares or Other Rights.

 TRAVELCENTERS OF AMERICA LLC     2015 Proxy Statement    Annex A-9

THANK YOU

Thank you for being a shareholder and for the trust you have in
TravelCenters of America LLC.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. M83443-P60790 ! TRAVELCENTERS OF AMERICA LLC 24601 CENTER RIDGE ROAD WESTLAKE, OH 44145 AUTHORIZE YOUR PROXY BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 27, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to submit your voting instructions. AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 27, 2015. Have your proxy card in hand when you call and then follow the instructions. AUTHORIZE YOUR PROXY BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to TravelCenters of America LLC, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELEcTRONIc DELIvERY Of fUTURE SHAREHOLDER cOMMUNIcATIONS If you would like to reduce the costs incurred by TravelCenters of America LLC in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. For address changes, please check this box and write them on the back where indicated. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person, indicating title.) The Board of Directors Recommends a vote fOR the following Proposals. THIS PROXY WHEN PROPERLY EXEcUTED WILL BE vOTED AS DIREcTED OR, If NO DIREcTION IS GIvEN, WILL BE vOTED fOR BOTH NOMINEES fOR DIREcTOR IN PROPOSAL 1 AND fOR PROPOSALS 2, 3 AND 4. TO THE MAXIMUM EXTENT PERMITTED BY APPLIcABLE LAW, THE PROXIES, IN THEIR DIScRETION, ARE AUTHORIZED TO vOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUcH OTHER MATTERS AS MAY PROPERLY cOME BEfORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOf. TRAvELcENTERS Of AMERIcA LLc 1. Election of Directors. Nominee (for Independent Director in Group II): Barbara D. Gilmore Nominee (for Managing Director in Group II): Thomas M. O'Brien ! ! ! ! for Withhold 2. Approval of the adoption of the TravelCenters of America LLC 2015 Equity Compensation Plan. ! ! ! ! ! ! ! ! ! for Against Abstain 4. Ratification of the appointment of McGladrey LLP as independent auditors to serve for the 2015 fiscal year. 3. Advisory vote to approve named executive officer compensation.

M83444-P60790 TRAvELcENTERS Of AMERIcA LLc ANNUAL MEETING Of SHAREHOLDERS May 28, 2015, 9:30 a.m. Two Newton Place, 255 Washington Street, Suite 100 Newton, Massachusetts 02458 The 2015 Annual Meeting of Shareholders of TravelCenters of America LLC will address the following items of business: 1. Election of the Directors identified in the Proxy Statement; 2. Approval of the adoption of the TravelCenters of America LLC 2015 Equity Compensation Plan; 3. Advisory vote to approve named executive officer compensation; and 4. Ratification of the appointment of McGladrey LLP as independent auditors to serve for the 2015 fiscal year. Upon arrival, please present photo identification at the registration desk. Please see the Proxy Statement for additional attendance instructions. The Board of Directors recommends a vote FOR each of the proposals. TRAvELcENTERS Of AMERIcA LLc 24601 Center Ridge Road Westlake, OH 44145 Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the 2015 Annual Meeting of Shareholders of TravelCenters of America LLC (the “Company”), including the Company’s annual report and proxy statement, are available on the Internet. To view the proxy materials or authorize a proxy online or by telephone, please follow the instructions on the reverse side hereof. This proxy is solicited on behalf of the Board of Directors of Travelcenters of America LLc. The undersigned shareholder of the Company hereby appoints Barry M. Portnoy, Mark R. Young and Jennifer B. Clark, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the 2015 Annual Meeting of Shareholders of the Company to be held at Two Newton Place, 255 Washington Street, Suite 100, Newton, Massachusetts 02458 on May 28, 2015, at 9:30 a.m., local time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the accompanying proxy statement, which includes the notice of annual meeting of shareholders, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting. THE vOTES ENTITLED TO BE cAST BY THE UNDERSIGNED WILL BE cAST AS INSTRUcTED ON THE REvERSE SIDE HEREOf. If THIS PROXY IS EXEcUTED, BUT NO INSTRUcTION IS GIvEN, THE vOTES ENTITLED TO BE cAST BY THE UNDERSIGNED WILL BE cAST fOR BOTH NOMINEES fOR DIREcTOR IN PROPOSAL 1 AND fOR PROPOSALS 2, 3 AND 4. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLIcABLE LAW, THE vOTES ENTITLED TO BE cAST BY THE UNDERSIGNED WILL BE cAST BY THE PROXIES, IN THEIR DIScRETION, ON ANY OTHER MATTER THAT MAY PROPERLY cOME BEfORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOf. See reverse for instructions on how to authorize a proxy. Address changes/comments: (If you noted any Address Changes/Comments above, please mark the corresponding box on the reverse side.) Proxy

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